                                                                   EXHIBIT 10.26


                               EXHIBIT 1, SHEET 1
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                                   LEASE DATA

Execution Date:            September 22, 1999

Tenant:                    AKAMAI TECHNOLOGIES, INC.
                           a Delaware corporation

Mailing Address:           Akamai Technologies, Inc.

                           Prior to the Term Commencement Date in respect of Portion A:
                                    201 Broadway
                                    Cambridge, Massachusetts 02139

                           After the Term Commencement Date in respect of Portion A:
                                    575 Technology Square
                                    Cambridge, Massachusetts 02139-3539

Landlord:                  TECHNOLOGY SQUARE LLC, a Delaware limited liability
                           company (the sole manager of which is Beacon Capital
                           Partners L.P., a Delaware limited partnership d/b/a
                           Beacon Capital Partners Limited Partnership; the sole general partner of which is Beacon Capital Partners, Inc., a Maryland corporation)

Mailing Address:           c/o Beacon Capital Partners, One Federal Street,
                           Boston, Massachusetts 02110, Attention: General
                           Counsel

Complex: The land, buildings and other improvements thereon, from time to time, located off Main Street in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts known as Technology Square. The Complex is initially substantially as shown on Exhibit 6, Sheet 1, and the legal description of the Complex is set forth on Exhibit 6, Sheets 2, 3, and 4; however, the Complex may change from time to time as set forth herein.

Building:                  575 Technology Square, Cambridge, Massachusetts

Premises:                  The entirety of the second (2nd), third (3rd), fourth
                           (4th), fifth (5th), sixth (6th) and seventh (7th) floors of the Building, substantially as shown on Lease Plan, Exhibit 2, Sheets 1, 2, 3, 4, 5 and 6.
                           The portion of the Premises on the third (3rd), fourth (4th), fifth (5th), and sixth (6th)floors are hereinafter referred to as "Portion "A" of the Premises. The second (2nd) and seventh (7th) floors of the

                               EXHIBIT 1, SHEET 2
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                       Tenant: Akamai Technologies, Inc.
                      Execution Date: September 22, 1999

                           Premises are hereinafter referred to as "Portion B" of the Premises and each of Portion A and Portion B is hereinafter referred to as a "Portion" of the Premises.

Art. 3.1                   Specified Commencement Date in respect of:
                                    Portion A:  January 18, 2000
                                    Portion B:  June 1, 2000

Art. 3.2                   Termination Date:   Seven (7) years after the Term
                                               Commencement Date in respect
                                               of Portion A

Art. 4                     Final Plans Date in respect of:
                                    Portion A:  October 18, 1999
                                    Portion B:  December 1, 1999

Art. 5                     Use of Premises: General business office use


Art. 6                     Yearly Rent in respect of:

                           Portion A:

                           Lease Year                Yearly Rent            Monthly Payment
                           ----------                -----------            ---------------
                               1 - 2:(1)          $2,677,200.00(2)          $223,100.00(2)

                           Lease Years 3 - 4:     $2,784,288.00             $232,024.00

                           Lease Years 5 - 7:     $2,927,072.00             $243,922.67

                           Portion B:

                           Time Period              Yearly Rent             Monthly Payment
                           -----------              -----------             ---------------

--------

(1) For the purposes of this Lease, "Lease Year 1" shall be defined as the twelve-(12)-month period commencing as of the Term Commencement Date in respect of Portion A and ending on the last day of the month in which the first (1st) anniversary of the Term Commencement Date in respect of Portion A occurs. Thereafter, "Lease Year" shall be defined as any twelve (12) month period during the term of the Lease commencing as of the first (1st) day of the month following the month in which any anniversary of the Term Commencement Date occurs.

(2) Subject to Article 6(a).

                               EXHIBIT 1, SHEET 3
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                       Tenant: Akamai Technologies, Inc.
                      Execution Date: September 22, 1999


                           Term Commencement
                           Date in respect of
                           Portion B -
                           end of Lease Year 2:     $1,383,220.00     $115,268.33

                           Lease Years 3 - 4:       $1,409,992.00     $117,499.33

                           Lease Years 5 - 7:       $1,499,232.00     $124,936.00

Art. 7                     Total Rentable Area of the Premises:

                                     Portion A:                          71,392 square feet
                                                                         (i.e., 17,848 square
                                                                         feet for each of the,
                                                                         third (3rd), fourth
                                                                         (4th), fifth (5th) and
                                                                         sixth (6th) floors)

                                     Portion B:                          35,696 square feet
                                                                         (i.e., 17,848 square
                                                                         feet for each of the
                                                                         second (2nd) and
                                                                         seventh (7th) floors)

                           Total Rentable Area of the Building:          182,259 square feet

                           Initial Total Rentable Area of the Complex:   540,954 square feet


Art. 8                     Electricity:     Electric current will be metered and
                                            paid for by Tenant in accordance
                                            with Article 8.1 of the Lease.

Art. 9                     Operating and Tax Escalation:

                           Operating Expense Excess:

           Tenant's Building Operating Cost Percentage in respect of:
                               Portion A:  39.17%(2)
                               Portion B:  19.59%

                               Note:   Tenant's Building Operating Cost
                                       Percentage is a ratio of the Total
                                       Rentable

                               EXHIBIT 1, SHEET 4
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                       Tenant: Akamai Technologies, Inc.
                      Execution Date: September 22, 1999


                                       Area of the Portion of the Premises to
                                       the Total Rentable Area of the Building, and will change if the Total Rentable Area of the Building changes.

            Tenant's Complex Operating Cost Percentage in respect of:
                               Portion A: 13.20%(2)
                               Portion B:  6.60%

                               Note:   Tenant's Complex Operating Cost
                                       Percentage is a ratio of the Total
                                       Rentable Area of the Portion of the
                                       Premises to the Total Rentable Area of
                                       the Complex, and will change if the Total
                                       Rentable Area of the Complex changes.

                               Building Operating Costs Base:  The actual amount
                                        of Building Operating Costs for calendar
                                        year 2000, adjusted pursuant to Article
                                        9.6

                               Complex Operating Costs Base:  Complex Operating
                                   Costs for calendar year 2000, adjusted
                                   pursuant to Article 9.6

                               Tax Excess:

                               Tenant's Building Tax Percentage in respect of:
                                            Portion A:  39.17%(2)
                                            Portion B:  19.59%

                                            Note:    Tenant's Building Tax
                                                     Percentage is a ratio of
                                                     the Total Rentable Area of
                                                     the Portion of the Premises
                                                     to the Total Rentable Area
                                                     of the Building, and will
                                                     change if the Total
                                                     Rentable Area of the
                                                     Building changes.

                                Building Tax Base:     The arithmetic average of
                                                       the actual amount of
                                                       Building Taxes for fiscal
                                                       tax year 2000 (i.e., July
                                                       1, 1999 - June 30, 2000)
                                                       and fiscal tax year

                               EXHIBIT 1, SHEET 5
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                       Tenant: Akamai Technologies, Inc.
                      Execution Date: September 22, 1999


                                                       2001 (i.e., July 1,
                                                       2000-June 30, 2001)

                                 Tenant's Complex Tax Percentage in respect of:
                                         Portion A:   13.20%(2)
                                         Portion B:    6.60%

                                            Note:    Tenant's Complex Tax
                                                     Percentage is a ratio of
                                                     the Total Rentable Area of
                                                     the Portion of the Premises
                                                     to the Total Rentable Area
                                                     of the Complex, and will
                                                     change if the Total
                                                     Rentable Area of the
                                                     Complex changes.

                                    Complex Tax Base:  The arithmetic average of
                                                       the actual amount of Land
                                                       Taxes for fiscal tax year
                                                       2000 (i.e., July 1, 1999
                                                       - June 30, 2000) and
                                                       fiscal year 2001 (i.e.,
                                                       July 1, 2000-June 30,
                                                       2001)

Art. 29.3                  Co-Brokers:      Insignia/ESG and Spaulding & Slye

Art. 29.5                  Arbitration:     Superior Court; Middlesex County

                           Exhibit Date:    Lease Plan, Exhibit 2, Sheets 1, 2,
                                            3, 4, 5 and 6 dated August 16, 1999

                               EXHIBIT 1, SHEET 6
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                       Tenant: Akamai Technologies, Inc.
                      Execution Date: September 22, 1999


LANDLORD:                                                     TENANT:

TECHNOLOGY SQUARE LLC,                            AKAMAI TECHNOLOGIES, INC.
a Delaware limited liability company              a Delaware corporation

By: Beacon Capital Partners L.P.,
    a Delaware limited partnership
    d/b/a Beacon Capital Partners
    Limited Partnership, its manager

    By: Beacon Capital Partners, Inc., a
        Maryland corporation, its general
        partner

        By: _______________________               By: _______________________
        Name: Thomas Ragno                        Name: _____________________
        Title: Senior Vice President              Title: ______________________

Date Signed: _______________________              Date Signed: ________________

                                    CONTENTS

1.       REFERENCE DATA..................................................    1

2.       DESCRIPTION OF PREMISES.........................................    1
         2.1      Demised Premises.......................................    1
         2.2      Appurtenant Rights.....................................    1
         2.3      Parking................................................    1
         2.4      Exclusions and Reservations............................    1

3.       TERM OF LEASE...................................................    1
         3.1      Definitions............................................    1
         3.2      Habendum...............................................    2
         3.3      Declaration Fixing Term Commencement Date..............    2

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT
         PRIOR TO TERM COMMENCEMENT DATE.................................    2
         4.1      Completion Date - Delays...............................    2
         4.2      When Premises Deemed Ready.............................    2
         4.3      Plans and Specifications...............................    3
         4.4      Preparation of Premises................................    3
         4.5      Intentionally Omitted..................................    4
         4.6      Tenant's Delay - Additional Costs......................    4
         4.7      Entry by Tenant Prior to Term Commencement Date........    4
         4.8      Conclusiveness of Landlord's Performance...............    4
         4.9      Tenant Payments of Construction Cost...................    4

5.       USE OF PREMISES.................................................    5
         5.1      Permitted Use..........................................    5
         5.2      Prohibited Uses........................................    5
         5.3      Licenses and Permits...................................    5

6.       RENT     .......................................................    5

7.       RENTABLE AREA - ADJUSTMENT OF RENT..............................    6

8.       SERVICES FURNISHED BY LANDLORD..................................    6
         8.1      Electric Current.......................................    8
         8.2      Water..................................................    8
         8.3      Elevators, Heat, Cleaning..............................    8
         8.4      Air Conditioning.......................................    8
         8.5      Additional Heat, Cleaning and
                  Air Conditioning Services..............................    9
         8.6      Additional Air Conditioning Equipment..................    9
         8.7      Repairs................................................    9
         8.8      Interruption or Curtailment of Services................    9
         8.9      Energy Conservation....................................    9
         8.10     Miscellaneous..........................................   10

9.       ESCALATION......................................................   10
         9.1      Definitions............................................   10
         9.2      Tax Excess.............................................   12

         9.3      Operating Expense Excess...............................   12
         9.4      Part Years.............................................   13
         9.5      Effect of Taking.......................................   13
         9.6      Adjustment of Operating Costs based upon Occupancy.....   13
         9.7      Survival...............................................   13

10.      CHANGES OR ALTERATIONS BY LANDLORD..............................   13

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT........   14

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT..........................   14

13.      TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
         STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS.........   15

14.      REPAIRS BY TENANT - FLOOR LOAD..................................   15
         14.1     Repairs by Tenant......................................   15
         14.2     Floor Load - Heavy Machinery...........................   16

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION.........   16
         15.1     General Liability Insurance............................   16
         15.2     Certificates of Insurance..............................   16
         15.3     General................................................   17
         15.4     Property of Tenant.....................................   17
         15.5     Bursting of Pipes, etc.................................   17
         15.6     Repairs and Alterations - No Diminution ...............   18
                  of Rental Value

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING...........................   18

17.      MISCELLANEOUS COVENANTS.........................................   19
         17.1     Rules and Regulations..................................   19
         17.2     Access to Premises - Shoring...........................   19
         17.3     Accidents to Sanitary and Other Systems................   20
         17.4     Signs, Blinds and Drapes...............................   20
         17.5     Estoppel Certificate...................................   20
         17.6     Prohibited Materials and Property......................   21
         17.7     Requirements of Law - Fines and Penalties..............   21
         17.8     Tenant's Acts - Effect on Insurance....................   21
         17.9     Miscellaneous..........................................   22

18.      DAMAGE BY FIRE, ETC.............................................   22

19.      WAIVER OF SUBROGATION...........................................   23

20.      CONDEMNATION - EMINENT DOMAIN...................................   24

21.      DEFAULT ........................................................   24
         21.1     Conditions of Limitation - Re-entry - Termination......   24
         21.2     Damages - Assignment for Benefit of Creditors..........   25
         21.3     Damages - Termination..................................   26
         21.4     Fees and Expenses......................................   27
         21.5     Waiver of Redemption...................................   27

         21.6     Landlord's Remedies Not Exclusive......................   27
         21.7     Grace Period...........................................   27

22.      END OF TERM - ABANDONED PROPERTY................................   28

23.      SUBORDINATION...................................................   29

24.      QUIET ENJOYMENT.................................................   30

25.      ENTIRE AGREEMENT  - WAIVER - SURRENDER..........................   31
         25.1     Entire Agreement.......................................   31
         25.2     Waiver.................................................   31
         25.3     Surrender..............................................   31

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE.......................   31

27.      BILLS AND NOTICES...............................................   32

28.      PARTIES BOUND - SEIZING OF TITLE................................   33

29.      MISCELLANEOUS...................................................   33
         29.1     Separability...........................................   33
         29.2     Captions, etc..........................................   33
         29.3     Broker.................................................   33
         29.4     Modifications..........................................   33
         29.5     Arbitration............................................   34
         29.6     Governing Law..........................................   34
         29.7     Assignment of Rents....................................   34
         29.8     Representation of Authority............................   34
         29.9     Expenses Incurred by Landlord Upon Tenant Requests.....   34
         29.10    Survival...............................................   34

EXHIBITS

         Exhibit 1 Lease Data............................................
         Exhibit 2 Lease Plans...........................................
         Exhibit 3 Building Standard Items...............................   36
         Exhibit 4 Building Services.....................................   40
         Exhibit 5 Form of Letter of Credit..............................   40
         Exhibit 6 Base Building Work....................................
         Exhibit 7 Exterior Sign.........................................
         Exhibit 8 Tenant's Removable Property

         THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises hereinafter mentioned and described (hereinafter referred to as "Premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.       DESCRIPTION OF DEMISED PREMISES

         2.1. DEMISED PREMISES. The Premises are that portion of the Building as described in Exhibit 1 and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

         2.2. APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the Premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Landlord shall allow Tenant's telecommunication service provider to have access to the Building and to Tenant's Premises, provided however, that Landlord shall have the right to charge Tenant's provider fees in connection with the services being performed by such provider.

         2.3. PARKING. During the term of the Lease, the Landlord will make available, at Tenant's written request, which request must be made on or before the Term Commencement Date in respect of Portion A, up to one and one-half (1.5) monthly parking passes per 1,000 square feet of Total Rentable Area leased by Tenant (the "Parking Space Cap") for use in the garage of the Complex or surface parking areas in the Building, as the same may change from time to time ("Parking Areas"). If Tenant fails timely to make such request for any such parking passes, Tenant shall have no right to obtain such parking passes under this Article 2.3, except to the extent thereafter available, as more specifically set forth herein. If Tenant requests fewer passes than the Parking Space Cap prior to the Term Commencement Date, Tenant shall have the right, from time to time during the term of the Lease, to request additional parking passes up to the Parking Space Cap. If Landlord has such passes available, Landlord will provide the same to Tenant (but in no event more than the Parking Space
Cap), provided however, that, if such passes are not available, Landlord shall have no obligation to provide additional passes to Tenant. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes, other than to an Assignee or a Qualified Transferee pursuant to an approved assignment or sublease under Article 16 of the Lease. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Parking Areas, as such rate may vary from time to time. If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, and if such default continues for ten (10) days after written notice, Tenant shall have no further right to the parking passes for which Tenant failed to pay the charge under this Article 2.3. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to such reasonable and uniform rules and regulations as may be in effect for the use of said Parking Areas, from time to time in force.

         2.4. EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the Premises and reserved to Landlord.

3.       TERM OF LEASE

         3.1. DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

               (a) "Specified Commencement Date" - The date (as stated in
Exhibit 1) on which it is estimated that the Portion of the Premises in question will be ready for Tenant's occupancy for its use as stated in Exhibit 1.

               (b) "Term Commencement Date" - The "Term Commencement Date" with respect to Portion A is the date nine (9) days before the date on which Portion A of the Premises is ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1, but in no event prior to January 1, 2000. The "Term Commencement Date" with respect to Portion B is the date on which Portion B of the Premises is ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1. If such Portion of the Premises is not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of such Portion of the Premises for use as set forth in Exhibit 1, "Term Commencement Date" for such Portion shall be the date on which Tenant takes such possession.

         3.2. HABENDUM. TO HAVE AND TO HOLD each Portion of the Premises for a term of years commencing on the Term Commencement Date in respect of such Portion and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

         3.3. DECLARATION FIXING TERM COMMENCEMENT DATE. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated each such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT
         DATE

         4.1  COMPLETION DATE - DELAYS.

         (a) Subject to delay by causes set forth in Article 26 ("Force Majeure Delays") or caused by a Tenant Delay, as hereinafter defined, Landlord shall use reasonable speed and diligence to have each

Portion of the Premises ready for Tenant's occupancy on its respective Specified Commencement Date. The failure to have such Portion of the Premises ready for Tenant's occupancy on the Specified Commencement Date in respect of such Portion shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If a Portion of the Premises is not ready for Tenant's occupancy within the meaning of Article 4.2 hereof on the Specified Commencement Date for such Portion, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof. In addition, Landlord shall use reasonable efforts to have the lockers and showers shown on Plan A5-1, Enlarged Basement Core Plan, dated May 10, 1999, as modified by Plan SKA031 dated August 31, 1999, both prepared by Sasaki Associates in association with DTS Shaw, Inc., completed, at Landlord's expense, by the Specified Commencement Date in respect of Portion A, but Landlord's failure so to do shall not affect the Term Commencement Date in respect of Portion A.

         (b) Notwithstanding anything to the contrary herein contained, if the Term Commencement Date in respect of either Portion of the Premises has not occurred on or before the date ("Initial Target Date") sixty (60) days after the Specified Commencement Date in respect of such Portion, then Tenant shall be entitled to a credit against the Yearly Rent otherwise payable in respect of such Portion from and after the Term Commencement Date in respect of such Portion equal to the amount of Yearly Rent payable in respect of such Portion for one (1) day for each day between the Initial Target Date and the Term Commencement Date in respect of such Portion, provided however, that the Initial Target Date shall be extended by the number of days that Landlord's Work in respect of such Portion is delayed due to Force Majeure Delays.

         (c) Notwithstanding the foregoing, if the Term Commencement Date in respect of Portion A shall not have occurred on or before the Outside Target Date, as hereinafter defined, then Tenant shall have the right, exercisable by a written thirty (30) day termination notice given on or after the Outside Target Date, to terminate the Lease. If the Term Commencement Date in respect of Portion A occurs on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant's termination notice shall be deemed to be void and of no force or effect. If the Term Commencement Date in respect of Portion A does not occur on or before such thirtieth (30th) day, this Lease shall terminate and shall be of no further force or effect. For the purposes hereof, the "Outside Target Date" shall be defined as the date ninety (90) days after the Specified Commencement Date in respect of Portion A, provided however, that the Outside Target Date shall be extended by the lesser of (i) the length of any delays in Landlord's Work in respect of Portion A arising from Force Majeure Delays, and (ii) ninety (90) days.

         4.2      WHEN PREMISES DEEMED READY.

         (a) Definition of Substantially Completed. Each Portion of the Premises shall be conclusively deemed ready for Tenant's occupancy as soon as (i) Landlord's Work, as hereinafter defined, in such Portion has been substantially completed by Landlord insofar as is practicable in view of Tenant Delays and the elevator, plumbing, air conditioning and electric facilities are substantially available to Tenant, and in good working order, in accordance with the obligations assumed by Landlord hereunder and (ii) the City of Cambridge shall have issued a permanent, unconditional certificate of occupancy, or its equivalent, permitting Tenant to legally occupy such Portion of the Premises. Landlord's Work shall be defined as the work to be performed by Landlord in preparing each Portion of the Premises for Tenant's occupancy as shown on Tenant's final approved plans in respect of such Portion of the Premises, provided however, that if Landlord's Work in respect of any Portion of the Premises is delayed as the result of any Tenant Delays, then such Portion shall be deemed to be ready for Tenant's occupancy as of date that such Portion would have been substantially completed but for such Tenant Delays. Notwithstanding the foregoing, if Tenant engages its own contractors to perform any portion of the work to be performed in the initial preparation of such Portion of the Premises, Landlord shall be relieved of its responsibility for obtaining such certificate of occupancy to the extent that Landlord's failure to obtain such certificate of occupancy is based upon any aspect of the work performed by Tenant's contractors. A

Portion of the Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in such Portion of the Premises or any part thereof which will not materially interfere with Tenant's conduct of business in such Portion of the Premises. If a Portion of the Premises is deemed ready for Tenant's occupancy, pursuant to the foregoing, (and the term shall have commenced by reason thereof), but such Portion of the Premises is not in fact actually ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of such Portion of the Premises for use as set forth in Exhibit 1 until such Portion of the Premises is in fact actually ready for such occupancy. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.2 shall be deemed conclusive of the statements therein contained and binding upon Tenant. Any of Landlord's Work in a Portion of the Premises not fully completed on the Term Commencement Date in respect of such Portion shall be so completed by Landlord within thirty (30) days after the Term Commencement Date in respect of such Portion (other than long-lead items which shall be completed with reasonable diligence by Landlord).

         (b) Definition of Tenant Delays. For the purposes hereof, a "Tenant Delay" shall be defined as a delay in the performance of Landlord's Work: (i) due to special work (i.e., long - lead items of which Landlord advises Tenant at the time Landlord approves Tenant's final plans in respect of a Portion of the Premises), changes, alterations or additions required or made by Tenant in the layout or finish of either Portion of the Premises or any part thereof, (ii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (iii) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment.

         4.3 PLANS AND SPECIFICATIONS. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to construct each Portion of the Premises for Tenant's occupancy, which plans shall be subject to approval by Landlord's architect and engineers, which approval shall not be unreasonably withheld, and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of each Portion of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved plans can be delivered to Landlord on or before the Final Plans Date in respect of each Portion of the Premises as stated in Exhibit 1, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them; and Tenant covenants and agrees to cause said final, approved plans and specifications to be delivered to Landlord on or before said respective Final Plans Dates and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit all plans within the required time limit. Time is of the essence in respect of preparation and submission of plans by Tenant. (The word "architect" as used in this Article 4 shall include an interior designer or space planner.)

         4.4 PREPARATION OF PREMISES.

                  (a) By Landlord. Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare each Portion of the Premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord. Notwithstanding the foregoing, the work described in
Exhibit 6 as "Base Building Work" shall be performed by Landlord at Landlord's expense. Landlord's contract with the general contractor for Landlord's Work in each Portion of the Premises shall provide for a fixed fee of four percent (4%), and the fee in connection with change orders shall be four percent (4%), which shall include overhead and profit but not general conditions, which fees shall be subject to adjustment by reason of changes or by reason of Tenant Delays. Landlord shall cause Landlord's general contractor to obtain at least three (3) subcontractor bids for each trade in connection with Landlord's Work in each Portion of the Premises. Tenant shall have the right to propose subcontractors for each trade for the Landlord's Work in each Portion of the Premises, which subcontractors shall be subject to Landlord's prior consent, not to be unreasonably withheld. Landlord shall provide to Tenant "open book" access to the contracting for and pricing of Landlord's Work in respect of each Portion of the Premises.

         In addition, Landlord shall contribute up to Thirty and 00/100 ($30.00) Dollars per square foot of Total Rentable Area of each Portion of the Premises ("Landlord's Contribution") towards the cost of Landlord's Work in such Portion of the Premises. Notwithstanding the foregoing, overtime costs and costs resulting from the negligence of the Landlord or its contractors shall not be charged against Landlord's Contribution. Tenant shall, within thirty (30) days of billing therefor, together with reasonable backup to evidence such costs, reimburse Landlord for all costs of Landlord's Work in excess of Landlord's Contribution. Tenant shall have the right to apply any unused portion of Landlord's Contribution towards (i) the architectural and engineering fees incurred by Tenant in connection with Landlord's Work, and (ii) the generator to be installed by Tenant at the Premises. Landlord shall reimburse Tenant for such unused portion of Landlord's Contribution within thirty (30) days after Landlord's receipt of paid invoices evidencing such costs. Except as set forth in the immediately preceding two (2) sentences, Tenant shall have no right to use any unused portion of Landlord's Contribution.

                  (b) By Tenant. Subject always to the provisions of Articles
4.2 and 4.3, if Tenant will be employing any contractors in preparing either Portion of the Premises for Tenant's occupancy, Landlord will give Tenant reasonable advance notice of the date on which such Portion of the Premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors.

                  (c) If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

         4.5 QUALITY AND COST OF MATERIALS. (i) Any construction or finish of the Premises, whether by Landlord or Tenant, shall equal or exceed the specifications and quantities provided in Exhibit 3. (ii) Except for Landlord's Contribution, Tenant shall bear all other costs of preparing the Premises for its occupancy in accordance with Tenant's plans including, without limitation, the cost of substitutes for any items specified in Exhibit 3.

         4.6 TENANT'S DELAY - ADDITIONAL COSTS. In the event of a Tenant Delay, any additional cost to Landlord in connection with the completion of each Portion of the Premises in accordance with the terms of this Lease and Exhibit 4 shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant (provided however, that if Tenant is only partially responsible for a delay, i.e. because of delay caused by Landlord or Landlord's contractor, Tenant shall be charged for additional costs only to the extent of Tenant's partial responsibility). For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the actual, out-of-pocket cost over and above such cost as would have been the aggregate cost to Landlord of completing such Portion of the Premises in accordance with the terms of this Lease and Exhibit 4 had there been no such Tenant Delay. Nothing contained in this Article 4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.2.

         4.7 ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter each Portion of the Premises prior to the Term Commencement Date in respect of such Portion, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

         4.8 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. With respect to patent defects in any portion of Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this
Article 4 with respect to each Portion of the Premises unless not later than the end of the fourth calendar month next beginning after the Term Commencement Date in respect of such Portion of the Premises Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation. With respect to latent defects in any portion of Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 with respect to each Portion of the Premises unless, not later than the date eleven (11) months after the date Landlord substantially completes Landlord's Work in such Portion of the Premises, Tenant shall give written notice to Landlord specifying the respects in which Landlord has not performed any such obligation.

         4.9 TENANT PAYMENTS OF CONSTRUCTION COST. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date in respect of either Portion of the Premises.

5.       USE OF PREMISES

         5.1 PERMITTED USE. Tenant shall continuously during the term hereof occupy and use the Premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting. Landlord hereby agrees that any equipment shown on Tenant's final approved plans and equivalent equipment in substitution of such equipment shall not, if maintained in good operating order, be deemed to violate the provisions of this Article 5.2.

         5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or Premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

         5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the Premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the Premises or the Building.

6.       RENT

         (a) During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease in respect of each Portion of the Premises shall commence on the Term Commencement Date in respect of such Portion of the Premises, provided however, that Tenant's obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the third
(3rd) floor of the Premises shall not commence to accrue until the date eight
(8) months after the Term Commencement Date in respect of Portion A. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent (other than for the third (3rd) floor of the Premises) on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid on or before the date which is five (5) business days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of three percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located ("National Bank"), or at any applicable lesser maximum legally permissible rate for debts of this nature. In lieu of requiring Tenant to pay monthly installments of Yearly Rent and other fixed monthly charges in the manner described above, Tenant shall have the right to pay such amounts by means of an automated debit system (the "Automatic Debit System") whereby any or all such payments shall be debited from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's account in a bank or financial institution designated by Landlord. In the event Tenant elects to pay monthly installments of Yearly Rent and other fixed monthly charges by means of the Automatic Debit System, Tenant, within thirty (30) days after written request by Landlord, shall execute and deliver to Landlord any authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System. Either party shall have the right to change its bank or financial institution from time to time, provided that Tenant, no less than thirty (30) days prior to the effective date of any such change, shall provide Landlord with written notice of such change and any and all authorizations, certificates or other documentation as may be required to establish and give effect to the Automatic Debit System at Tenant's new bank or financial institution if Tenant elects to continue to use such Automatic Debit System. Tenant shall promptly pay all service fees and other charges imposed upon Tenant in connection with the Automatic Debit System, and Tenant shall promptly reimburse Landlord for any charges resulting from insufficient funds in Tenant's bank account (provided however, that Tenant shall have the right to discontinue the use of the Automatic Debit System at any time upon at least thirty (30) days' prior written notice to Landlord). In the event that any Yearly Rent or other fixed monthly charges are not paid on time as a result of insufficient funds in Tenant's account, Tenant shall be liable for any interest in accordance with this Article. Tenant shall remain liable to Landlord for all payments of Rent due hereunder regardless of whether Tenant's account is incorrectly debited in any given month, it being agreed that a debit of less than the full amount due shall not be construed as a waiver by Landlord of its right to receive any unpaid balance.

         (b) Rentable Area. Landlord and Tenant acknowledge the Total Rentable Area of the Premises, the Building and of the other buildings initially in the Complex have been determined by agreement, and that the figures set forth in
Exhibit 1 shall be conclusive and binding on Landlord and Tenant with regard to the Complex. Landlord and Tenant acknowledge that the figure set forth in
Exhibit 1 for the Total Rentable Area of the Complex does not include the floor area of the building known as 549 Technology Square, as that building is currently vacant. The Total Rentable Area of the Complex shall not include the floor area of Building 549 unless and until: (i) Landlord executes a lease with respect to all or any portion of Building 549 for a term of less than two (2) years and such tenant is in actual occupancy of such space for at least six (6) months, in which case the Total Rentable Area of the Complex shall include the floor area of Building 549 throughout the time of occupancy of such tenant in Building 549, or (ii) if Landlord executes a lease with respect to all or any portion of Building 549 with a term of two (2) years or more, in which case the Total Rentable Area of the Complex shall thereafter include the floor area of Building 549 as of the commencement of occupancy of Building 549 by such tenant; provided however, that upon the demolition of Building 549, the Total Rentable Area of Building 549 shall thereafter be excluded from the Total Rentable Area of the Complex. In the event that Landlord alters any of the buildings in, or adds other buildings to, the Complex, the Total Rentable Area of any such buildings shall be included in the Total Rentable Area of the Complex when first occupied.

7.       RENTABLE AREA

         Total Rentable Area of the Premises, the Building and the Complex have, as of the Execution Date, been agreed to be the amounts set forth on Exhibit 1.

8.       SERVICES FURNISHED BY LANDLORD

         8.1 ELECTRIC CURRENT.

                  (a) As stated in Exhibit 1, Landlord will require Tenant to contract directly with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant. Tenant shall have the right to choose among companies supplying electric current to the Premises if there is more than one such company available.

                  (b) Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord's expense, furnish and install in or near the Premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment.

                  (c) Tenant shall require electric current for use in the Premises in excess of the capacity available at the commencement of the term of this Lease and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

                  (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises.

                  (f) Subject to Article 8.8 (b), Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

                  (g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

         8.2 WATER. Landlord shall furnish hot and cold water for ordinary premises cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant, but only to the extent that the charges shown on the meter exceed the consumption reasonably expected for ordinary premises cleaning, toilet, lavatory and drinking purposes. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

         8.3 ELEVATORS, HEAT, CLEANING.

                  (a) Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the

Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the Premises during the normal heating season on business days; and (iii) cause the office areas [and the network operations center] of the Premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant. Either Exhibit 4 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class office buildings in the city or town where the Building is located, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

                  (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment (including, without limitation, computers or other data processing components or equipment and optical or electronic equipment, etc.), e.g., housing the property and equipment in a separate, locked room, so as to render it inaccessible to the Building's cleaning personnel.

         8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the Premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of maintaining the following: the air conditioning system referred to in this
Article 8.4 shall be capable of providing 75(Degree)F dry bulb and 55% of relative humidity with outside conditions of 91(Degree)F dry bulb and 73(Degree)F wet bulb.

         8.5 ADDITIONAL HEAT, CLEANING AND AIR CONDITIONING SERVICES.

                  (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided.

                  (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant, (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. As of the Execution Date of the Lease, the charge for additional heat and air conditioning is $65.25 per hour. Said charge shall only be increased in relation to the increase in actual costs incurred by Landlord in providing such service including, without limitation, overhead and depreciation, but excluding any profit to Landlord. Notwithstanding the foregoing, in no event shall the overhead component of such charge at any time exceed five percent (5%) of the total charge.

         8.6 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

         8.7 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building in good condition and repair.

         8.8 INTERRUPTION OR CURTAILMENT OF SERVICES. (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

         (b) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder, or if Tenant's use and occupancy of the Premises shall be disturbed in violation of Article 10 hereof (thereby rendering the Premises or a portion thereof substantially untenantable) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service or disturbance, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For the purposes hereof, the "Landlord Service Interruption Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

         (c) The provisions of Paragraph (b) of this Article 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

         8.9 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, provided however, that Landlord does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the premises below the level of energy or energy services then being provided in comparably aged, first-class office buildings in the greater Boston area, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

         8.10 MISCELLANEOUS. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum Premises population of one person per one hundred fifty (150) square feet of Total Rentable Area. Tenant acknowledges that if it exceeds the foregoing limitation, Landlord may incur costs including, without limitation, additional costs due to the additional load on building systems. Tenant agrees to reimburse Landlord for the amount of such costs (if any), as reasonably determined by Landlord, due to a Premises population in excess of the foregoing maximum.

9.       ESCALATION

         9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

                  (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

                  (b) "Building Operating Cost Base" and "Complex Operating Cost Base" shall be determined as stated in Exhibit 1.

                  (c) Subject to the provisions of Article 6(b), "Tenant's Building Operating Cost Percentage," "Tenant's Complex Operating Cost Percentage," and "Tenant's Building Tax Percentage," shall be determined as stated in Exhibit 1.

                  (d) "Taxes":

                           (d1) "Building Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and that portion of the land of the Complex comprised of the Building's footprint and an area surrounding the Building as shown on Exhibit 4, and upon any personal property of Landlord used in the operation of the Building, or on Landlord's interest in the Building or such personal property (provided that to the extent such taxes, levies, and assessments are also allocable to property other than the Building, such amounts shall be allocated among all real estate which is so jointly assessed based on the assessor's records or, if the records do not provide a separate allocation, based on square footage of the buildings in question); charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Notwithstanding anything to the contrary herein contained, with respect to betterments or other extraordinary or special assessments, Tenant's obligations shall apply only to the extent such assessments are payable during and in respect of the term of the Lease if paid over the longest period permitted by law. The definition of Building Taxes is subject to the provisions of Article 9.1(d4)

                           (d2) "Land" shall mean all of the land of the Complex (but not any improvements thereon which are separately assessed, except for common facilities as set forth in Paragraph (d3) below), excluding, however, the land on which the Garage and all other parking areas are located and the portions of land under each building in the Complex (but not Building 549, except as hereinafter provided) and an area surrounding each such building as shown on Exhibit 4. Real estate taxes with respect to such parking areas are included in the parking fees charged to users and real estate taxes attributable to the land comprised of the footprint and such perimeter area of each building in the Complex (but not Building 549, except as hereinafter provided) shall be allocated on a building-by-building basis. Until such time as the floor area of

         Building 549 is included in the Total Rentable Area of the Complex pursuant to Article 6(b), all of the buildings from time to time in the Complex shall share the cost of real estate taxes attributable to Building 549's footprint and the area surrounding Building 549 as shown on Exhibit 4. If at any time, however, the floor area of Building 549 is included in the Total Rentable Area of the Complex pursuant to
         Article 6(b), the real estate taxes attributable to the land comprised of Building 549's footprint and such Building 549 perimeter area shall be allocated in full to the tenant or tenants of Building 549.

                           (d3) "Land Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Land, upon any common facilities separately assessed as such by the tax assessor, and upon any personal property of Landlord used in connection with the Land, or on Landlord's interest in the Land or such personal property (provided that to the extent such taxes, levies, and assessments are also allocable to property other than the Land, such amounts shall be equitably allocated among all real estate which is so jointly assessed); charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Land; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, or use of the Land or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Land Taxes shall exclude any taxes on any parking garage located on the Land. The definition of Land Taxes is subject to the provisions of Article 9.1(d4).

                           (d4) As of the Execution Date, neither Building Taxes nor Land Taxes shall include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Building or Complex, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Complex were the only real estate owned by Landlord. "Taxes" shall also include reasonable expenses of tax abatement or other proceedings contesting assessments or levies.

                  (e) "Building Tax Base" shall be the amount determined as set forth in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. The Building Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

                  (f) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the term of this Lease, the first such Tax Period being fiscal tax year 2000.

                  (g) "Operating Costs":

                           (g1) Definition of Building Operating Costs.
         "Building Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building, including, without limitation, vehicular and pedestrian passageways serving the Building, related equipment, facilities and appurtenances and cooling and heating equipment

                           (g2) Definition of Complex Operating Costs. "Complex Operating Costs" shall mean all costs incurred and expenditures made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Complex, exclusive of the Garage, the Parking Areas, the Building, and other buildings in the Complex, and Land Taxes. Any expenses incurred by Landlord that can be allocated on a building-by-building basis shall be so allocated in accordance with Subparagraph (g3). To the extent that a cost included in Complex Operating Costs is also allocable to property other than the Complex, such cost shall be equitably allocated to each parcel of property which benefits from such cost. Whether or not Building 549 is included in the Total Rentable Area of the Complex in accordance with Article 6(b), any amounts collected by Landlord from tenants of Building 549 for Complex Operating Costs during any Operating Year shall be applied to reduce Complex Operating Expenses for such Operating Year.

                           (g3) The allocation of costs and expenditures among the various buildings in the Complex shall be on the basis of the ratio of the Total Rentable Area of each building in the Complex to the Total Rentable Area of the Complex, unless such allocation would result in a disproportionate charge based upon the relative usage of the service on which such cost is based, in which case such allocation shall be based upon such relative usage. Building Operating Costs and Complex Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs", as set forth below, but shall not include "Excluded Costs", as hereinafter defined.

                           (g4) Definition of Excluded Costs. "Excluded Costs"
                  shall be defined as:

                                    (i)      mortgage charges (including
                                             interest, principal, points and
                                             fees);

                                    (ii)    brokerage commissions;

                                    (iii)   salaries of executives and owners
                                            not directly employed in the
                                            management/operation of the Complex;

                                    (iv)    the cost of work done by Landlord
                                            for a particular tenant for which
                                            Landlord has the right to be
                                            reimbursed by such tenant;

                                    (v)     subject to Subparagraph (g5) below,
                                            such portion of expenditures as are
                                            not properly chargeable against
                                            income;

                                    (vi)     any ground or underlying lease
                                             rental;

                                    (vii)   bad debt expenses;

                                    (viii)  costs incurred by Landlord to the
                                            extent that Landlord is reimbursed
                                            by insurance proceeds or is
                                            otherwise reimbursed, other than
                                            through the payment of Operating
                                            Costs;

                                    (ix)     depreciation, amortization and
                                             interest payments, except as
                                             expressly set forth in subparagraph
                                             (g5) below and except on equipment,
                                             materials, tools, supplies and
                                             vendor-type equipment purchased by
                                             Landlord to enable Landlord to
                                             supply services Landlord might
                                             otherwise contract for with a third
                                             party where such depreciation,
                                             amortization and interest payments
                                             would otherwise have been included
                                             in the charge for such third
                                             party's services, all as determined
                                             in
                                             accordance with generally accepted
                                             accounting principles, consistently
                                             applied, and when depreciation or
                                             amortization is permitted or
                                             required, the item shall be
                                             amortized over its reasonably
                                             anticipated useful life;

                                    (x)      advertising and promotional
                                             expenditures, and costs of
                                             acquisition and maintenance of
                                             one-party signs in or on the
                                             Building identifying the owner of
                                             the Building or other tenants;

                                    (xi)     marketing costs, including leasing
                                             commissions, attorneys' fees (in
                                             connection with the negotiation and
                                             preparation of letters, deal memos,
                                             letters of intent, leases,
                                             subleases and/or assignments),
                                             space planning costs and other
                                             costs and expenses incurred in
                                             connection with lease, sublease
                                             and/or assignment negotiations and
                                             transactions with present or
                                             prospective tenants or other
                                             occupants of the Building;

                                    (xii)    costs, including permit, license
                                             and inspection costs, incurred with
                                             respect to the installation of
                                             tenants' or other occupants'
                                             improvements or incurred in
                                             renovating or otherwise improving,
                                             decorating, painting or
                                             redecorating vacant space for
                                             tenants or other occupants of the
                                             Building;

                                    (xiii)   expenses in connection with
                                             services or other benefits which
                                             are offered to other tenants of the
                                             Building or Complex but not to
                                             Tenant or for which Tenant is
                                             charged directly, other than
                                             through Operating Costs;

                                    (xiv)    fines, interest and penalties
                                             incurred by Landlord due to the
                                             violation by Landlord or any tenant
                                             of the terms and conditions of any
                                             lease of space in the Building;

                                    (xv)     management fees paid or charged by
                                             Landlord in connection with the
                                             management of the Building to the
                                             extent such management fee is in
                                             excess of the market rate.

                                    (xvi)    salaries and other benefits paid to
                                             any executive employees above the
                                             level of senior property manager of
                                             the Complex;

                                    (xvii)   amounts paid to Landlord or to
                                             subsidiaries or affiliates of
                                             Landlord for goods and/or services
                                             in the Building to the extent the
                                             same exceeds the costs of such
                                             goods and/or services rendered by
                                             unaffiliated third parties on a
                                             competitive basis;

                                    (xviii)  landlord's general corporate
                                             overhead and general administrative
                                             expenses;

                                    (xix)    any compensation paid to clerks,
                                             attendants or other persons in
                                             commercial concessions operated by
                                             Landlord;

                                    (xx)     services provided, taxes,
                                             attributable to, and costs incurred
                                             in connection with the operation
                                             (as opposed to the repair and
                                             maintenance thereof which shall be
                                             included in Operating Costs) of any
                                             garage for the Building, and any
                                             replacement garages or parking
                                             facilities;

                                    (xxi)    costs incurred in connection with
                                             upgrading the Building to comply
                                             with laws, rules, regulations and
                                             codes in effect prior to the Term
                                             Commencement Date;

                                    (xxii)   fines, interest and penalties
                                             arising from the negligence or
                                             willful misconduct of Landlord or
                                             other tenants or occupants of the
                                             Building or their respective
                                             agents, employees, licensees,
                                             vendors, contractors or providers
                                             of materials or services;

                                    (xxiii)  costs arising from Landlord's
                                             political contributions;

                                    (xxiv)   costs for sculpture, paintings or
                                             other objects of art;

                                    (xxv)    costs associated with the operation
                                             of the business of the entity which
                                             constitutes Landlord as the same
                                             are distinguished from the costs of
                                             operation of the Building,
                                             including accounting and legal
                                             matters, costs of defending any
                                             lawsuits with any mortgagee (except
                                             as the actions of Tenant may be in
                                             issue), costs of selling,
                                             syndicating, financing, mortgaging
                                             or hypothecating any of Landlord's
                                             interest in the Building, costs
                                             incurred in connection with any
                                             disputes between Landlord and its
                                             employees, between Landlord and
                                             Building management, or between
                                             Landlord and other tenants or
                                             occupants;

                                    (xxvi)   rentals for items which, if
                                             purchased rather than rented, would
                                             constitute a capital cost, to the
                                             extent that the rental payments
                                             exceed the costs which could be
                                             included pursuant to paragraph (g5)
                                             below;

                                    (xxvii)  costs of electricity for plugs and
                                             lights provided to other tenants'
                                             demised premises;

                                    (xxviii) Repair and replacement costs in
                                             connection with defects in
                                             Landlord's Work which are incurred
                                             by Landlord prior to the third
                                             (3rd) anniversary of the Term
                                             Commencement Date in respect of
                                             Portion A; and

                                    (xxix)   any costs related to any
                                             development, demolition or
                                             construction activity in the
                                             Building or the Complex, including,
                                             without limitation, in connection
                                             with the demolition and development
                                             of Building 549 and any and all
                                             costs of construction mitigation
                                             measures, including, without
                                             limitation, dust control, cleaning,
                                             maintenance, debris removal,
                                             traffic control and noise control,
                                             but the foregoing
                                             shall have no effect on the
                                             inclusion of the cost of normal
                                             cleaning services for the Complex.

                           (g5) Capital Expenditures.

                                    (i) Replacements. If, during the term of
                 this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "Capital Expenditures") the total amount of which is not properly includable in Operating Costs for the Operating Year in which they were made, in accordance with generally accepted accounting principles and practices in effect at the time of such replacement, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the Capital Expenditure for the item being replaced.

                                    (ii) New Capital Items. If a new capital
                 item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., and such new capital item being acquired is either (i) required by law or
                 (ii) reasonably projected to reduce Operating Costs, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

                                    (iii) Annual Charge-Off. "Annual Charge-Off"
                 shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

                                    (iv) Useful Life. "Useful Life" shall be
                 reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Complex operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of Capital Expenditures computed as aforesaid, then and in such events, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

                                    (v) Capital Interest Rate. "Capital Interest
                 Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                           (g6) Specifically Included Categories of Operating Costs. Subject to the Excluded Costs definition, the qualifications on reimbursable Building Operating Costs and Complex Operating Costs set forth in Articles 9.1(g1) 9.1(g2) and 9.1(g3), and except as otherwise expressly excluded from the definition of Building Operating Costs and Complex Operating Costs pursuant to the provisions of this Lease, Building Operating Costs and Complex

         Operating Costs shall include, but not be limited to, the following, provided that if such costs are attributable to the Building and to other buildings in the Complex, then such costs shall be equitably apportioned among the Building and such other buildings in accordance with Article 9.1(g3), and if such costs are attributable to common areas of the Complex and to other property which is not part of the Complex, then such costs shall be equitably apportioned among the Complex and such other property.

         Real Estate Taxes: Land Taxes only, and not Building Taxes, as such terms are defined in Article 9.1(d).

         Taxes (other than real estate taxes): Sales taxes and Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Premises (to the extent that the underlying wages or salaries are included in Building Operating Costs or Complex Operating Costs, as the case may be), except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in
         Article 9.1(d) shall not be included herein.

         Water: All charges and rates connected with water supplied to the Premises, the Building and/or the common areas of the Complex and related sewer use charges.

         Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Premises, Building and/or Complex.

         Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Premises and/or Complex provided that wages and costs for employees who also work on other properties shall be allocated to the Complex based upon the proportion of their time spent working on the Complex and then allocated to the Premises on a square foot basis.

         Cleaning: The cost of labor and material for cleaning the Premises and/or Complex, surrounding areaways and windows in the Premises and/or Complex, including, without limitation, the services listed on Exhibit 4.

         Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Premises, Building and/or the Complex (if any).

         Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building and/or Complex, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Premises and/or Complex. (If and so long as Tenant is billed directly by the electric utility for its own consumption of electricity for lights and plugs as determined by its separate meter or by submeter, then Operating Costs shall include only public area electric current consumption and electricity for base building HVAC and not any demised Premises electric current consumption for lights and plugs.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

         Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be reasonably required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class suburban office/research and development buildings in the Market Area.

         Management Space: Market rate rental costs associated with the Complex's management office.

         Complex Amenities: The cost of operating any amenities in the Complex available to all tenants of the Complex including, without limitation, any cafeteria. The costs to be included in Complex Operating Costs shall include any subsidy, including lower than market rate rent, provided by Landlord for or with respect to such amenity. In the event that the costs of a Complex amenity are included in an Operating Year but such costs were not included in the Complex Operating Costs Base, then the Complex Operating Costs Base shall be adjusted to reflect what would have been the costs for such amenity in the Complex Operating Costs Base if such amenity had been operated during calendar year 2000.

         9.2 TAX EXCESS.

                  (a) In General. Commencing as of the Term Commencement Date in respect of each Portion of the Premises, and continuing thereafter throughout the term of this Lease in respect of such Portion of the Premises, if in any Tax Period the Building Taxes exceed the Building Tax Base, Tenant shall pay to Landlord Tenant's Building Tax Percentage in respect of each Portion of the Premises of such excess, such amount being hereinafter referred to as "Tax Excess." Tax Excess shall be due within thirty (30) days of Tenant's receipt of Landlord's bill therefor. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of the bill.

                  (b) Effect of Abatements. Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for reasonable legal fees and for other reasonable similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

         9.3 OPERATING EXPENSE EXCESS.

         Commencing as of the Term Commencement Date in respect of each Portion of the Premises, and continuing thereafter throughout the term of the Lease in respect of such Portion of the Premises, if the Building Operating Costs in any Operating Year exceed the Building Operating Cost Base, or if the Complex Operating Costs in any Operating Year exceed the Complex Operating Cost Base, Tenant shall pay to Landlord Tenant's Building or Complex Operating Cost Percentage, respectively, in respect of each Portion of the Premises of such excess, such amounts being hereinafter collectively referred to as "Operating Expense Excess." Operating Expense Excess shall be due within thirty (30) days of the Tenant's receipt of the Landlord's bill therefor. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense

Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement ("Year End Statement") of the actual amount of Operating Costs for such Operating Year. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of Tenant's receipt of Landlord's bill therefor.

         9.4 PART YEARS. If any Term Commencement Date or if the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term (commencing as of the applicable Term Commencement Date) which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

         9.5 EFFECT OF TAKING. In the event of any taking of a portion of the Complex, the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Building Tax Percentage shall be adjusted appropriately to reflect the proportion of the Premises, the Building and/or the Complex remaining after such taking.

          9.6 ADJUSTMENT OF OPERATING COSTS BASED UPON OCCUPANCY. If less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants at any time during any Operating Year (including the Base
Year), or if services, for any other reason, are not provided by Landlord to at least ninety-five (95%) percent of the rentable area of the Building, then, at Landlord's election, Building Operating Costs for such Operating Year shall be adjusted to equal the amount which Landlord reasonably determines is the amount Building Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period, or if such services had been provided to ninety-five (95%) percent of the Building throughout such period, as the case may be.

         9.7 DISPUTES, ETC. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined and be due.

         9.8 TENANT'S AUDIT RIGHTS. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expense Excess:

                  1. Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

                  2. Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs.

                  3. Any request for examination in respect of any Operating Year may be made no more than sixty (60) days after Landlord advises Tenant of the actual amount of Operating Costs in respect of such period.

                  4. Such examination may be made only by a nationally recognized independent certified public accounting firm approved by Landlord, such approval not to be unreasonably withheld or delayed. Without limiting Landlord's approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

                  5. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building or the Complex in connection with such examination.

                  6. If such audit reveals an overcharge of more than five percent (5%), Landlord shall reimburse Tenant the reasonable cost of such audit within thirty (30) days after written demand therefor.

10.      CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. After the initial change of the name and address of the Building, Landlord shall provide to Tenant at least six (6) months' prior written notice of any subsequent change of the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

         If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

         Subject to the provisions of Article 8.8(b) hereof, during the performance of demolition or renovation of existing buildings and construction of new buildings by Landlord in the Complex, Landlord, its agents, employees and contractors shall use reasonable efforts to minimize any interference with Tenant's use and occupancy of the Premises.

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

         All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease; provided, however, that Tenant shall have the right to remove (at Tenant's expense) the items of Tenant's Removable Property listed on Exhibit 8, attached hereto, provided that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. If this Lease shall be terminated by reason of Tenant's breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the Premises or elsewhere in the Building at the time of such termination to secure Landlord's rights under Article 21 hereof. Tenant shall, within ten (10) days of Landlord's written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien.

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises without Landlord's prior written consent and then only those (i) which equal or exceed the specifications and quantities provided in Exhibit 3 and (ii) made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord and reasonably and customarily required by other landlords of first class office buildings in Cambridge, Massachusetts for work of the type being performed; and (iii) where the cost of such work exceeds $300,000.00 in any one instance, Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of

Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements to either Portion of the Premises, then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date in respect of such Portion of the Premises. Landlord agrees to make such election at the time that Landlord approves Tenant's plans for any such alterations, etc., if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord's approval of such alterations, etc.

         Tenant shall have the right, during the term of the Lease, to use the internal stairwells of the Building to provide access for Tenant's employees between the floors of the Premises provided that (i) such use is permitted by applicable law, (ii) Landlord shall, if required by applicable laws, rules, orders and regulations, install a card key access system for the doors to and from such stairwells, and (iii) Tenant shall reimburse Landlord, as additional rent, or shall use a portion of the Landlord Allowance, for the costs incurred by Landlord to install such card key access system.

         Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent, to make interior nonstructural alterations, additions, or improvements, provided however that
Tenant:

                  (i) shall give prior written notice to Landlord of such alterations, additions or improvements;

                  (ii) Tenant shall submit to Landlord plans for such alterations, additions or improvements if Tenant utilizes plans for such alterations, additions or improvements, and

                  (iii) that such alterations, additions or improvements shall not materially, adversely affect any of the Building's systems, or the ceiling of the Premises.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to either Portion of the Premises--whether such work be done prior to or after the Term Commencement Date in respect to such Portion of the Premises--Tenant will strictly observe the following covenants and agreements:

                  (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

                  (b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor. Notwithstanding the foregoing, Tenant shall have the right to grant security interests and/or to lease its business equipment and personal property in the Premises which were not paid for in whole or in part by the Landlord Allowance, provided that such lessor or secured party agrees:

                           1. That it will repair any damage to the Building or the Premises caused by the installation or removal of any such equipment or personal property;

                           2. That it will give Landlord not less than five (5) days advance written notice prior to making any entry into the Premises;

                           3. That it will not hold any auction or foreclosure sale on the Premises; and

                           4. That it will have the right to remove such equipment or property only during the term of this Lease.

                  (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord. Notwithstanding any other provision of this Lease, Tenant shall not be responsible for compliance with any laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall be (a) due to Tenant's particular use or manner of use of the Premises (as opposed to office use generally), (b) due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant, or (c) due to alterations, additions or installations by or on behalf of Tenant.

                  (d) Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.      REPAIRS BY TENANT--FLOOR LOAD

         14.1 REPAIRS BY TENANT. Tenant shall keep all and singular each Portion of the Premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date in respect of such Portion of the Premises or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

         14.2 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant's responsibility.

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

         15.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

         15.3 GENERAL. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

                  (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

                  (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) to the extent arising out of the use or occupancy of the Building or Premises by the Tenant, or by any person claiming by, through or under Tenant, to the extent on account of or based upon the fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

                  (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on either Portion of the Premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date in respect of such Portion of the Premises that Tenant may have been given access to such Portion of the Premises.

                  (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under
Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

                  (e) Except as set forth in this Article 15.3(e), Tenant shall not be liable to Landlord for consequential damages. Notwithstanding the foregoing, in the event that Tenant is required to indemnify Landlord against the claim of a third party pursuant to this Article 15.3, and if such third party recovers a judgment against Landlord for consequential damages based upon the negligence or willful misconduct of Tenant, its contractors, agents or employees, Tenant shall be liable for such consequential damages suffered by such third party. The foregoing shall not limit Landlord's right to recover damages in accordance with Article 21.3 (x) or (y) or to recover damages in accordance with the last paragraph of Article 22 as the result of a holdover by Tenant in the premises beyond the term of the Lease.

         15.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Article 19 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, in which case Landlord shall bear loss or damage only to "ordinary office property" (as hereinafter defined). For the purpose of this Article 15.4,

"ordinary office property" shall mean merchandise, furniture, and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable business offices in the greater Cambridge area, and excluding any unusually valuable or exotic property, works of art, and the like.

         15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided however, that: (i) the foregoing shall not limit Landlord's obligation to repair any latent defect in Landlord's Work of which Tenant gives Landlord written notice within the time period required pursuant to Article 4.8, and (ii) the foregoing shall not relieve Landlord of its obligation to perform maintenance and repairs pursuant to Article 8.7. Landlord shall cooperate with Tenant in such manner as Tenant shall reasonably request in the event that Tenant suffers any loss or damage by reason of any such latent defect so that Tenant shall be able to prosecute any claim which it may have against the contractor and/or material supplier responsible for such latent defect. Without limiting the foregoing, Landlord shall assign its right to Tenant against any such contractor and/or material supplier, if necessary to enable Tenant to prosecute its claim against any such contractor and/or material supplier.

         15.6 REPAIRS AND ALTERATIONS--NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING

         A. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting.

         B. Notwithstanding anything to the contrary in the Lease contained, except to the extent set forth in Paragraph C below:

                           1.       Tenant shall, prior to offering or
                                    advertising the Premises, or any portion thereof for sublease or assignment give Landlord a Recapture Offer, as hereinafter defined.

                           2. For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

                                    (a)      States that Tenant desires to
                                             sublet the Premises, or a portion
                                             thereof, or to assign its interest
                                             in this Lease.

                                    (b)      Identifies the affected portion of
                                             the Premises ("Recapture
                                             Premises").

                                    (c)      Identifies the period of time
                                             ("Recapture Period") during which
                                             Tenant proposes to sublet the
                                             Recapture Premises or to assign its
                                             interest in the Lease.

                                    (d)      Offers to Landlord to terminate the
                                             Lease in respect of the Recapture
                                             Premises (in the case of a proposed
                                             assignment of Tenant's interest in
                                             the Lease or a subletting for the
                                             remainder of the term of the Lease)
                                             or to suspend the term of the Lease
                                             pro tanto in respect of the
                                             Recapture Period (i.e. the term of
                                             the Lease in respect of the
                                             Recapture Premises shall be
                                             terminated during the Recapture
                                             Period and Tenant's rental
                                             obligations shall be reduced in
                                             proportion to the ratio of the
                                             Total Rentable Area of the
                                             Recapture Premises to the Total
                                             Rentable Area of the Premises then
                                             demised to Tenant).

                           3. Landlord shall have twenty-one (21) business days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that, subject to Subparagraph 5 of this Paragraph B, it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

                           4. For the purposes hereof, a "Qualified Transferee" shall be defined as a person, firm or corporation which, in Landlord's reasonable opinion:

                                    (a)      is financially responsible and of
                                             good reputation (recognizing that
                                             Akamai Technologies, Inc. remains
                                             liable hereunder); and

                                    (b)     is engaged in a business, the
                                            functional aspects of which, with
                                            respect to the Premises, are similar
                                            to the use of other Premises made by
                                            other office space tenants in the
                                            Building.

                           5. In the event that the proposed assignee or sublessee is then a tenant or subtenant of other premises in the Building or the Complex (an

                                    "Existing Tenant"), then Tenant's written request for Landlord's consent to a sublease or assignment to such entity shall be deemed to constitute a second Recapture Offer to Landlord with respect to such proposed sublease or assignment, except that Landlord shall have seven (7) calendar days from the receipt of Tenant's written request for consent to such proposed sublease or assignment in which to give Tenant written notice that Landlord accepts such Recapture Offer.

                           6. Notwithstanding anything to the contrary in this Paragraph B contained:

                                    (a)      If Tenant is in default of its
                                             obligations under the Lease at the
                                             time that it makes the aforesaid
                                             offer to Landlord, such default
                                             shall be deemed to be a
                                             "reasonable" reason for Landlord
                                             withholding its consent to any
                                             proposed subletting or assignment;
                                             and

                                    (b)      If Tenant does not enter into a
                                             sublease with a subtenant (or an
                                             assignment to an assignee, as the
                                             case may be) approved by Landlord,
                                             as aforesaid, on or before the date
                                             which is one hundred eighty (180)
                                             days after the earlier of: (x) the
                                             expiration of said twenty-one (21)
                                             business day period, or (y) the
                                             date that Landlord notifies Tenant
                                             that Landlord will not accept
                                             Tenant's offer to terminate or
                                             suspend the Lease, then Landlord
                                             shall have the right arbitrarily to
                                             withhold its consent to any
                                             subletting or assignment proposed
                                             to be entered into by Tenant after
                                             the expiration of said one hundred
                                             eighty (180) day period unless
                                             Tenant again offers, in accordance
                                             with this Paragraph B, either to
                                             terminate or to suspend the Lease
                                             in respect of the portion of the
                                             Premises proposed to be sublet (or
                                             in respect of the entirety of the
                                             Premises in the event of a proposed
                                             assignment, as the case may be). If
                                             Tenant shall make any subsequent
                                             offers to terminate or suspend the
                                             Lease pursuant to this Paragraph B,
                                             any such subsequent offers shall be
                                             treated in all respects as if it is
                                             Tenant's first offer to suspend or
                                             terminate the Lease pursuant to
                                             this Paragraph B, provided that the
                                             period of time Landlord shall have
                                             in which to accept or reject such
                                             subsequent offer shall be fourteen
                                             (14) business days.

                           7. Notwithstanding anything to the contrary herein contained, except in connection with a Protected Sublease, as defined in Subparagraph 8 of this Paragraph B, Tenant shall have no right, under this Paragraph B hereof, prior to the date that is the earlier of (i) one (1) year after the Term Commencement Date in respect of Portion A, and (ii) the date when Buildings 545, 565 and 575 are one hundred percent (100%) leased.

                           8. Notwithstanding the foregoing, Tenant shall have the right to sublease up to 35,696 square feet of Rentable Floor Area, in the aggregate, of the Premises for a term not in excess of forty-two months (a "Protected Sublease") without the requirement of giving Landlord a Recapture Notice with respect thereto, and without being subject to the provisions of Paragraph (7) above. Such Protected Sublease shall, however, require Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed for a sublease to a Qualified Transferee, as defined in Paragraph (4) above, and shall be subject to the provisions of Paragraph (5) above allowing Landlord to recapture the relevant portion of the Premises in connection with subleases or assignments to Existing Tenants. Tenant shall pay Landlord 50% of the net (i.e., net of the reasonable and customary brokerage, legal, design and construction costs incurred by Tenant in connection with such Protected Sublease) amount of all rent and other consideration which Tenant receives as a result of a Protected Sublease that is in excess of the rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within ten
                                    (10) days after Tenant's receipt of such excess consideration.

                           9. No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

         C. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease and to sublease the premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. Notwithstanding anything to the contrary herein contained, it is hereby expressly understood and agreed, however, that if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of its stock or assets which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby, or to require Landlord's consent, or to require the furnishing of a Recapture Offer, if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

         D. If Tenant is an individual who uses and/or occupies the Premises with partners, or if Tenant is a partnership, then:

                  (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

                  (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

         E. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

         F. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

         G. Tenant agrees that in no event shall this Lease be assigned, or all or any portion of the Premises be sublet, to any of the following entities:
Gardner Group, Inc.; META Group, Inc.; GIGA Information Group, Inc.; Jupiter Communications; The Yankee Group, a subsidiary of Primark Corporation; Odyssey Research; and Mainspring Communications, Inc.

17.      MISCELLANEOUS COVENANTS

         Tenant covenants and agrees as follows:

         17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

         17.2 ACCESS TO PREMISES--SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon reasonable prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, upon reasonable advance notice, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Premises. If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

         17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

         17.4 SIGNS, BLINDS AND DRAPES. Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or any Center, Office Park or other Park of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

         Provided that and for so long as Akamai Technologies, Inc., itself or an Assignee or Affiliated Entity (as those terms are defined in Article 16) is
(i) prior to the Term Commencement Date in respect of Portion B, occupying and paying rent on some part of the Premises, and (ii) after the Term Commencement Date in respect of Portion B, occupying and paying rent on not less than ninety percent (90%) of the entirety of Floors 2 through 7 of the Building, Tenant (or an Assignee or Affiliated Entity occupying the Premises as aforesaid) shall have the non-exclusive right to erect and maintain not more than two signs on the exterior of the Building (individually and collectively, the "Exterior Sign") as described in and subject to the restrictions contained in Exhibit 7 attached hereto, provided (i) the Exterior Sign complies with all applicable laws and shall not interfere with the Landlord's signage program for the Building and Complex (and Tenant shall have obtained any necessary permits prior to erecting the Exterior Sign), (ii) the Exterior Sign shall be located as described in
Exhibit 7, (iii) the materials, design and lighting of the Exterior Sign, and any requested changes thereto, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, and (iv) Tenant shall at all times maintain the Exterior Sign in good order and condition and shall remove the Exterior Signs at the expiration or earlier termination of the term hereof or upon Landlord's written demand after the failure of condition
(ii) above, and shall repair any damage to the Building caused by the Exterior Sign or its installation or removal. Landlord agrees, at Tenant's cost, to reasonably cooperate with Tenant in obtaining any necessary governmental approvals, permits, etc. in connection with the Exterior Sign.

         17.5 ESTOPPEL CERTIFICATE. Either party shall at any time and from time to time upon not less than twenty (20) days' prior notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the other party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the requesting party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such twenty-(20)-day period.

         17.6 PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building
(i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC
Section 9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

         17.7 REQUIREMENTS OF LAW--FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. In addition, Tenant shall, at Tenant's sole expense, for so long as the Parking and Traffic Demand Management Plan dated May 9, 1999 as approved by (and subject to the conditions set for in such approval) the City of Cambridge on July 9, 1999 remains applicable to the Complex, offer to subsidize mass transit monthly passes for all of its employees. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord. Landlord shall comply with any laws, rules, orders, regulations, energy requirements ("Laws") and with any direction of any public office or officer relating to the maintenance or operation of the Building as an office building, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Article 9. Landlord hereby represents to Tenant that, as of the Execution Date of the Lease, Landlord has not received notice from any governmental agency that the Building or Premises are in violation of any applicable laws.

         17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

         17.9 MISCELLANEOUS. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.      DAMAGE BY FIRE, ETC.

         During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building (excluding work, installations, improvements and betterments made in either Portion of the Premises after the Term Commencement Date in respect of such Portion of the Premises [called "Over-Building-Standard Property"] and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls; and (ii) Tenant shall keep its personal property in and about the Premises and the Over-Building-Standard Property insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Over-Building-Standard Property.

         If any portion of the Premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any over-Building Standard Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the Premises, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request in assisting Landlord in collecting insurance proceeds due in connection with any casualty which affects the Premises. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

         Landlord's Termination Rights. If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

         Tenant's Termination Rights. In the event that the premises or the Building are damaged by fire or other casualty to such an extent so as to render the premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within two hundred fifty (250) days (sixty (60) days in the case of a fire or other casualty occurring during the last twelve (12) months of the term hereof, as the same may have been extended) after the date of such fire or other casualty for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

         (a) Said notice shall be given after said two hundred fifty (250) day period or sixty (60) day period, as the case may be.

         (b) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

         (c) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

         (d) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

19.      WAIVER OF SUBROGATION

         In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

         In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

         The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.      CONDEMNATION - EMINENT DOMAIN

         In the event that the Premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

         Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in
Exhibit 5 provided, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.      DEFAULT

         21.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the Premises or the same shall become vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like in excess of [$250,000.00] shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty
(30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or
(j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant " is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

         21.2     INTENTIONALLY OMITTED.

         21.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

                  (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the Premises for such period;

         or:

                  (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

         In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

         Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         21.4     FEES AND EXPENSES.

                  (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

                  (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant. Tenant shall not be obligated to make any payment to Landlord of any attorneys' fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees. Landlord shall pay, upon demand by Tenant, reasonable attorneys' fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

         21.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after written notice thereof is given by Landlord to Tenant, or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot reasonably be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on two (2) prior occasions within the immediately preceding twelve (12) month period, been the subject of a notice hereunder to cure such default.

         Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.      END OF TERM - ABANDONED PROPERTY

         Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

         If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market value of the Premises for such period, whichever is greater. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of the Lease. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages incurred by Landlord based upon any holdover by Tenant after the expiration or prior termination of the term of the Lease unless such holdover continues for sixty (60) or more days after the termination of this Lease or Tenant's right to possession.

23.      SUBORDINATION

         (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, there is no mortgage affecting the Premises or the

Building. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee ("Nondisturbance Agreement") that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be.

         (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

         (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within twenty (20) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

         (f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord's estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or
(y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief. As of the Execution Date of this Lease, there is no ground lease of the Building or the real property of which the Building is a part.

         (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.      QUIET ENJOYMENT

         Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

         Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.      ENTIRE AGREEMENT -- WAIVER -- SURRENDER

         25.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         25.2 WAIVER. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         Except as provided in Article 4.1, 4.2, 8.8, 18 and 20 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the Premises are a part and the Complex and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord's failure to acquire title to the real property of which the Premises are a part or to complete construction of the Building or Premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

27.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the Premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

         If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full twenty
(20) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.      PARTIES BOUND -- SEIZIN OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

         If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.      MISCELLANEOUS

         29.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

         29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any Center, Office Park or other Park of which it is a part (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the brokers, persons or firms, if any, designated in Exhibit 1. Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         29.4 MODIFICATIONS. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created.

         29.5 ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord which is not disputed by Tenant in good faith having been paid by Tenant.

         29.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

         29.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

                  (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

                  (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

         29.8 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

         29.9 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant (except that there shall be no charge for the first such estoppel certificate requested by Tenant in any calendar year), and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

         29.10 SURVIVAL. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                   TENANT:
TECHNOLOGY SQUARE LLC,                      AKAMAI TECHNOLOGIES, INC.
a Delaware limited liability company

By: Beacon Capital Partners L.P.,
      a Delaware limited partnership
      d/b/a Beacon Capital Partners
      Limited Partnership, its manager

      By: Beacon Capital Partners, Inc., a
             Maryland corporation, its general
             partner

             By: /s/ Thomas Ragno                  By: /s/ Paul Sagan
                 ---------------------------           -------------------------
             Name: Thomas Ragno                    Name: Paul Sagan
             Title: Senior Vice President          Title: President and Chief
                                                          Operating Officer
                                                       Hereunto Duly Authorized

         IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH, DISTRICT OR
STATE OF

COUNTY OF

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.

                                           -------------------------------------
                                           Notary Public
                                           My Commission Expires:_______________

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                           -------------------------------------
                                           Notary Public
                                           My Commission Expires:_______________

                                    EXHIBIT 3

                             BUILDING STANDARD ITEMS

                              INTENTIONALLY OMITTED

                                    EXHIBIT 4

                                BUILDING SERVICES

A.     General Cleaning (Monday through Friday)

        1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

        2. All wood, linoleum, vinyl-asbestos, vinyl and other similar types of floors to be swept or dry mopped nightly, using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted areas to be vacuumed at least once each week.

        3.      Wax all public areas monthly.

        4.      Hand dust all furniture, files and fixtures nightly.

        5. Empty all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to a designated area.

        6.      Empty and clean all ash trays and screen all sand urns nightly.

        7. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

        8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

        9.      Dust all telephones as necessary.

        10. Keep lockers and janitor sink rooms in a neat, orderly condition at all times.

        11.     Wipe clean all bright metal work as necessary.

        12. Check all stairwells throughout entire building nightly and keep in clean condition.

        13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.     Common Area Lavatories

        1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

        2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

        3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

        4.      Wash all toilet seats nightly.

        5.      Fill toilet tissue holders nightly.

        6.      Empty paper towel receptacles nightly.

        7.      Empty sanitary disposal receptacles nightly.

        8.      Thoroughly clean all wall tile and stall surfaces as necessary.

C.     High Dusting

       Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

        1. Dust all pictures, frames, charts, graphs, and similar wall hangings.

        2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.     Window Cleaning

        1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned inside and outside at least three (3) times per calendar year except when cleaning is rendered impracticable by inclement weather.

        2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

        3. Wipe down all metal window frames as necessary but not less often than monthly.

E.     Building Lobbies

        1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

        2. Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

        3. Lobby walls to be dusted as often as necessary, but not less than weekly.

        4.      Screen and clean sand urns nightly.

        5. Clean all unpainted metal work in a manner appropriate to original finish.

F.     Porters

       Necessary number of day porters under supervision will be assigned for the following services:

        1. Service all public and building operating space throughout the Building.

        2.      Keep elevator cars clean and neat during the day.

        3. Maintain lobbies clean and, during wet weather, mopped dry to the extent practicable.

        4. Dust and rub down all elevator doors, frames, telephone booths and directories daily.

        5.      Sweep sidewalks, ramps, etc. daily.

        6.      Clean roofs and setbacks as often as necessary.

        7.      Maintain firehose and equipment clean.

        8.      Lay and remove lobby runners as necessary.

        9. Replenish toilet tissue, towels and other supplies in lavatories.

        10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

        11.     Check stairways and keep same neat and clean during the day.

        12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

        13. If directed by superintendent, fill towel and soap dispensers and perform any emergency cleaning required.

                                    EXHIBIT 5

                            FORM OF LETTER OF CREDIT

BENEFICIARY:                                            ISSUANCE DATE:

                                                        ________________, 1999

TECHNOLOGY SQUARE LLC
c/o Beacon Capital Partners                             IRREVOCABLE STANDBY
                                                        LETTER OF CREDIT NO.


ACCOUNTEE/APPLICANT:                                    MAXIMUM/AGGREGATE
                                                        CREDIT AMOUNT:
AKAMAI TECHNOLOGIES, INC.                               USD: $2,000,000.00
[TENANT]

LADIES AND GENTLEMEN:

         We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed One Million Three Hundred Thousand and 00/100 US Dollars ($1,300,000.00) available by your draft(s) drawn on ourselves at sight accompanied by:

         Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Paragraph 1 of the Rider to the Lease (the "Lease") dated July 8, 1999 by and between TECHNOLOGY SQUARE LLC, as Landlord, and AKAMAI TECHNOLOGIES, INC., as Tenant.

         Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

         You shall have the right to make partial draws against this Letter of Credit, from time to time.

         Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)".

         This Letter of Credit shall expire at our office on ________________, 1999 (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date )or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

                                    EXHIBIT 6

                               BASE BUILDING WORK

The Base Building Specifications attached hereto, as modified by the following:

1. Tenant shall have the ability to utilize the base building water purification system with a common building riser to each floor. Landlord shall be responsible for the costs to install the base building water purification system.

2. Landlord's approval as it relates to the design and construction of Tenant's elevator lobbies shall not be unreasonably withheld.

3. Landlord shall permit Tenant, at Tenant's sole cost and expense, to modify the base building drop ceiling height from 8'6" to 8'11".

4. Landlord shall be responsible, at Landlord's sole cost and expense, for furnishing and installing building standard horizontal mini-blinds throughout the premises at completion of the Landlord's Work in the premises.

5. If the base building perimeter diffusers are not available to meet Tenant's move-in schedule, Landlord's contractor may substitute an alternative which is equal in performance and quality, provided that any additional cost shall be the responsibility of Landlord.

6. Tenant's fire alarm system may tie into the fire alarm riser to be located on each floor, and Tenant shall not be required to tie each floor back to the main annunciator panel on floor one, provided that final approval of any fire alarm design and/or installation shall be subject to the approval of any and all governmental authorities having jurisdiction.

                                    EXHIBIT 7

                                  EXTERIOR SIGN

         Tenant's exterior signage rights shall be for two (2) signs, located at the top of the Building, provided that such rights can be granted to Tenant without limiting the amount, size and location of signage permitted for the other buildings in the Complex pursuant to the master signage plan for the Complex currently being developed by Landlord with the City of Cambridge.

         The final design, location, and size of signs shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and shall be subject to the provisions of the first paragraph of this
Exhibit 7.

         Notwithstanding any provision of this Lease to the contrary, if and to the extent that Landlord grants Forrester Research, Inc. the right to place exterior signage on the second floor of its building in the Complex (or any other floor other than the top of the building), then Landlord shall also grant Tenant the right to a similar amount of exterior signage on the second (or other) floor of the Building, provided that Tenant shall in any event be responsible for obtaining all necessary permits prior to erecting such second (or other) floor signage.

                                    EXHIBIT 8

                           TENANT'S REMOVABLE PROPERTY

1.  Antennae

2.  Satellite Dishes

3.  Network Operations Center

4.  Computer Equipment

5.  Telephone Switch and Equipment

6.  Signage (Interior and Exterior)

7.  Kitchen Equipment (Only if not built in)

8.  Security System (Only if installed by Tenant)

9. Generators (Only if installed by Tenant in the last two (2) years of the lease term)

                                 RIDER TO LEASE

                         LANDLORD: Technology Square LLC
                        TENANT: Akamai Technologies, Inc.

The subject Lease is hereby amended as follows:

1.       SECURITY DEPOSIT

         Tenant acknowledges that Landlord is unwilling to execute the Lease unless Tenant provides Landlord with security for Tenant's obligations under the Lease as follows. Tenant shall have the right to provide such security deposit by either providing to Landlord a security in accordance with Section I below or, at Tenant's election, a Letter of Credit in accordance with Section II below. Tenant shall have the right to change said election from time to time on not less than thirty (30) days' written notice to Landlord, and Landlord shall, upon receipt of the replacement form of security deposit in conformance with the terms hereof, return the original form of security deposit to Tenant.

         I.       SECURITY DEPOSIT

         Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit of Two Million and 00/100 Dollars ($2,000,000.00) securing Tenant's obligations under this Lease. In no event shall said security deposit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees that interest shall accrue on said deposit at the then current passbook savings rate offered by the National Bank, as defined in Article 6(a) of the Lease, provided however that Landlord shall have no obligation to maintain such deposit in a separate account (i.e. Landlord shall have the right to commingle such deposit with other funds of Landlord). In the event that Tenant shall default in any of its obligations under the Lease, beyond the expiration of applicable notice and grace periods, Landlord shall have the right, without prior notice to Tenant, to apply said deposit (or any portion thereof) towards the cure of any such default and Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of said deposit. The application of all or any part of the deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. The amount of the Security Deposit shall be reduced, and the excess thereof refunded to Tenant, if and to the extent that the Tenant would be entitled to a reduction in the Letter of Credit Amount pursuant to Paragraph II below. Provided that Tenant is not in default of any of its obligations under the Lease at the expiration or earlier termination of the term of the Lease, Landlord shall refund to Tenant any portion of said security deposit which Landlord is then holding (less the amount determined by Landlord in good faith to be sufficient to cure any unsatisfied obligation of Tenant) within thirty
(30) days after such expiration or earlier termination of the term. Upon receipt of all amounts owed under the Lease, Landlord shall promptly return the balance (if any) of any amounts so retained by Landlord in connection with such obligations to Tenant. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Tax Excess and Operating Expense Excess as of the expiration or earlier termination of the term of the Lease and to deduct any anticipated shortfall from the Security Deposit.

                                    or

II.      LETTER OF CREDIT

         A. Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit ("Letter of Credit") which shall be (1) in the form attached hereto as Exhibit 5, (2) issued by issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts, (3) in the Letter of Credit Amount, as hereinafter defined, and (4) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit. Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions ("Substitute Letter of Credit") in lieu of the Letter of Credit then being held by Landlord. Such Letter of Credit shall be automatically renewable in accordance with the second to last grammatical paragraph of Exhibit 5; provided that, in such event, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Upon written request of Tenant, Landlord shall deliver to the issuing bank an instruction authorizing the issuing bank to reduce the Letter of Credit Amount in accordance with the schedule set forth herein.

         B. For the purposes hereof, the "Letter of Credit Amount" shall be defined as follows:

            1. During the Initial Period, as hereinafter defined, the Letter of Credit Amount shall be Two Million and 00/100 Dollars ($2,000,000.00).

            2. During the Second Period, as hereinafter defined, the Letter of Credit Amount shall be One Million Seven Hundred Fourteen Thousand Two Hundred Eighty-Five and 71/100 Dollars ($1,714,285.71).

            3. During the Third Period, as hereinafter defined, the Letter of Credit Amount shall be One Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One and 43/100 Dollars ($1,428,571.43).

            4. During the Fourth Period, as hereinafter defined, the Letter of Credit Amount shall be One Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($1,142,857.14).

            5. During the Fifth Period, as hereinafter defined, the Letter of Credit Amount shall be Eight Hundred Fifty-Seven Thousand One Hundred Forty-Two and 86/100 Dollars ($857,142.86).

            6. During the Sixth Period, as hereinafter defined, the Letter of Credit Amount shall be Five Hundred Seventy-One Thousand Four Hundred Twenty-Eight and 57/100 Dollars ($571,428.57).

            7. During the Seventh Period, as hereinafter defined, the Letter of Credit Amount shall be Two Hundred Eighty-Five Thousand Seven Hundred Fourteen 29/100 Dollars ($285,714.29).

            8. During the Eighth Period, as hereinafter defined, the Letter of Credit Amount shall be Zero Dollars ($0).

         C. Letter of Credit Periods

         The "Initial Period" shall commence as of the initial Term Commencement Date in respect of Portion A and shall expire as of the first anniversary of the Term Commencement Date in respect of Portion A, provided however, that if (i) Tenant is in monetary or material non-monetary default of any of its obligations as of the such anniversary, (ii) the Lease is not in full force and effect as of such anniversary, or (iii) as of such anniversary, Tenant has on more than one occasion previously during the term of the Lease been in monetary or material non-monetary default beyond any applicable notice and cure periods (any of (i) through (iii) being referred to as a Failure Condition), the Initial Period shall expire as of the first day after the first anniversary of the initial Term Commencement Date in respect of Portion A that no Failure Conditions exist.

         Each successive Period thereafter shall commence as of the day immediately following expiration of the immediately preceding Period and, subject to the extension of the Period if a Failure Condition exists, shall expire as of the next following anniversary of the Term Commencement Date in respect of Portion A.

         D. In the event that Tenant is in default of its obligations under the Lease, beyond the expiration of applicable notice and grace periods, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord's opinion, is necessary to satisfy Tenant's liability on account thereof.

In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions ("Additional Letter of Credit"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord's election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

         E. In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant or to Landlord, to draw down the Letter of Credit (or Substitute Letter of Credit and/or Additional Letter(s) of Credit) and to hold the proceeds thereof ("Security Proceeds") in a segregated bank account in the name of the Landlord as security for Tenant's obligations under the Lease in accordance with the provisions of this Paragraph 1.

         F. To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively "Collateral") held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return such Collateral to Tenant on the termination of the term of the Lease.

         G. In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

2.       TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE

         A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, and that Akamai Technologies, Inc., itself, or an Assignee or Affiliated Entity (as those terms are defined in Article 16) collectively are occupying at least seventy percent (70%) of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year term, such additional term commencing as of the expiration of the initial term of the Lease. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve (12) months prior to the expiration date of the initial term of the Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent,

Operating Costs in the Base Year, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Paragraph 2.

         B. Yearly Rent

         The Yearly Rent during the additional term shall be based upon the Fair Market Rental Value, as defined in Paragraph 3 of this Rider, as of the commencement of the additional term, of the Premises then demised to Tenant, provided however, that in no event shall the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant for any twelve-(12)- month period during the additional term be less than the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant in respect of the twelve-(12)-month period immediately preceding the commencement of the additional term. Tenant shall have the right, on and after the date fifteen (15) months prior to the expiration date of the initial term of the Lease, to request in writing that Landlord advise Tenant of Landlord's designation of the Fair Market Rental Value applicable during the additional term. Landlord shall, within thirty (30) days after receipt of Tenant's request, advise Tenant in writing of such designation of the Fair Market Rental Value.

         C. Tenant's Termination Right after the Fair Market Rental Value in Respect of an Additional Term is Determined.

         If Tenant has exercised its right to extend the term of the Lease in respect of said additional term, and if Tenant, in accordance with Subparagraph
(C) of Paragraph 3 of this Rider, timely elects to arbitrate the Fair Market Rental Value applicable to such additional term, Tenant shall have the right to terminate the term of the Lease as follows: Tenant may exercise such right by giving written notice to Landlord on or before the date fifteen (15) days after the Yearly Rent for the extension term is either agreed to by the parties or is determined by the arbitrators, as the case may be. The effective termination date shall be twelve (12) months after Landlord receives such termination notice from Tenant. If Tenant timely exercises such termination right, then: (i) the Yearly Rent payable by Tenant for the period commencing as of the day after the expiration of the then current term of the Lease through the effective termination date shall be based upon the Fair Market Rental Value, as determined by the arbitrators or as agreed to by the parties, as the case may be, and (ii) Tenant shall be required to reimburse Landlord, within ten (10) days of billing therefor, for any and all reasonable out-of-pocket expenses incurred by Landlord in connection with the arbitration proceedings; and (iii) Landlord shall have the right, by notice ("Landlord's Extension Notice") given to Tenant within thirty (30) days after the receipt of Tenant's termination notice, to extend the Term of the Lease for a period ending on the date eighteen (18) months after the expiration of the Term, prior to any extension pursuant to Paragraph C above ("Short Extended Term"). If Landlord timely gives Landlord's Extension Notice, then the Term of the Lease shall be automatically extended for the Short Extended Term and the Yearly Rent during the Short Extended Term shall be based upon the Fair Market Rental Value, as determined by the arbitrators or as agreed to by the parties, as the case may be.

         D. Tenant shall have no further option to extend the term of the Lease other than the one (1) additional five (5) year term herein provided.

         E. Notwithstanding the fact that upon Tenant's exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term, the Operating Costs in the Base Year during such additional term, and the Tax Base during such additional term, may not be set forth in said amendment. Subsequently, after such Yearly Rent, Operating Costs in the Base Year, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Paragraph 2, unless otherwise specifically provided in such lease amendment.

3.       DEFINITION OF FAIR MARKET RENTAL VALUE

         For the purposes of this Rider:

         A. "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Complex, or if no leases or agreements to lease are then currently being negotiated or executed in the Complex, the Fair Market Rental Value shall be determined by reference to leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in first-class office buildings located in East Cambridge, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of Premises, lease term, condition of building, economic concessions then being granted by the landlord, the absence of certain costs to be incurred by landlord (e.g., brokerage commissions, tenant improvement costs), and services provided by the landlord.

         B. Notwithstanding anything to the contrary herein contained, the parties hereby agree that upon the determination of any Fair Market Rental Value, Landlord shall have the right, exercisable by written notice to Tenant on or before the time that Landlord gives Tenant its initial designation of Fair Market Rental Value:

                  (1) to change Operating Costs in the Base Year as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Operating Year, and

                  (2) to change the Tax Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Taxes for the immediately preceding fiscal/tax year for which Landlord has actual data.

            If Landlord shall exercise such right, the amount of Yearly Rent payable hereunder shall be commensurately adjusted to reflect such change in Operating Costs in the Base Year and in Tax Base.

         C. Dispute as to Fair Market Rental Value

            Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be a real estate broker with at least ten (10) years' experience dealing with like types of properties in the Cambridge office market, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the rate in effect immediately before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant, in either case with interest at the rate set forth in
Article 6 hereof.

4.       ANTENNA AREA

         Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install a satellite dish and/or antenna (collectively, the "Antenna") for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area ("Term Commencement Date in respect of the Antenna Area") and terminating as of the expiration or earlier termination of the term of the Lease. The "Antenna Area" shall be an area on the roof of the Building containing approximately 50 square feet of rentable area in an area to be designated by Landlord. Tenant shall be permitted to use the Antenna Area solely for one (1) Antenna installed in accordance with specifications approved by Landlord in advance utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, except for matters of aesthetics, which shall be determined in Landlord's sole discretion. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antenna and any replacement shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed, except for matters of aesthetics, which shall be determined in Landlord's sole discretion. Tenant's use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

         A. Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Antenna Area.

         B. Landlord shall have no obligation to provide any services to the Antenna Area.

         C. Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as "Rooftop Installations") to the Antenna Area or to the Antenna without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, except for matters of aesthetics, which shall be determined in Landlord's sole discretion.

         D. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord's reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord's reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area

(except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord's approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

         E. At the expiration or prior termination of Tenant's right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

         F. Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

         G. Tenant shall have no right to sublet the Antenna Area, except in connection with an assignment or sublease permitted hereunder or otherwise approved by Landlord in accordance with the terms hereof.

         H. No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant.

         I. In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, to the extent reasonably required, at Tenant's cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant's use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant's use of the Antenna.

         J. Any services required by Tenant in connection with Tenant's use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant's expense, subject to Landlord's prior approval.

         K. To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or contractors.

         L. Tenant shall take the Antenna Area "as-is" in the condition in which the Antenna Area is in as of the Commencement Date in respect of the Antenna Area.

         M. Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Antenna Area and the Antenna.

         N Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area ("Relocated Rooftop Area") on the roof of the Building suitable for the use of Rooftop Installations. In such event, Tenant shall, at Landlord's cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

         O In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Rooftop Installations in the Premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant's plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant's intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord's sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

         P In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Antenna Area.

         Q Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

         R. (i) Tenant recognizes that Landlord may wish to (and Landlord hereby reserves the right to) install a central Building system (the "Central Building System") capable of, among other things, providing Tenant with the type of service (to be) provided by Tenant's Rooftop Installations. If Landlord elects to install the Central Building System, and provided that such Central Building System is capable of providing service comparable to that provided by Tenant's Rooftop Installations, (i) Tenant shall, upon Landlord's request and at Tenant's expense, remove its Rooftop Installations and other Alterations (including any existing cabling) from the Building and repair any damage caused their installation or removal, (ii) Tenant may, at Tenant's expense and subject to the provisions of this Agreement (including, without limitation, subparagraph P hereof), have access to and use (and tie into) the Central Building System for the uses permitted hereunder, and (ii) commencing upon Tenant's use of the Central Building System and continuing thereafter throughout the term, the Yearly Rent payable hereunder shall be adjusted to be that which is reasonably designated by Landlord from time to time based upon Landlord's determination of the fair market value of the access rights to the Central Building System granted herein.

            (ii) Landlord shall maintain, repair or replace the Central Building System, in accordance with the standards for the repair and maintenance of such systems generally prevailing in the industry from time to time, so as to eliminate any material interruption or other adverse effects caused by malfunction, damage or destruction of the Central Building System, the cost of which shall be borne by Tenant if the problem was caused by the act or omission of Tenant or its agents, contractors or employees. Notwithstanding the foregoing, Landlord's obligation to maintain, repair or replace the Central Building System shall apply only to the extent necessary to reach premises in the Building that are then used by tenants after the malfunction, damage or destruction or that, if damaged or destroyed, will be again used by tenants upon the completion of restoration or repair thereof. In no event shall Tenant have any claim or right to make any claim against Landlord whatsoever for any damages, including, without limitation, consequential or incidental damages, or lost profits, in any such circumstance.

5.       GENERATOR AREA

         Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, an area containing approximately 200 square feet of rentable area on that portion of the roof of the Building directly on top of the ninth floor of the Building ("Generator Area") for a generator for emergency use only ("Generator") for a term commencing as of the date of installation of the Generator ("Term Commencement Date in respect of the Generator") and terminating as of the expiration or earlier termination of the term of the Lease. Said demise of the Generator Area shall be upon all of the same terms and conditions of the Lease, except as set forth in this Paragraph 5. Tenant shall not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation of the Generator. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in the installation, maintenance and operation of the Generator. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator, and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

         A. Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Generator Area.

         B. Landlord shall have no obligation to provide any services including, without limitation, electric current, to the Generator Area.

         C. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements (collectively "Installations") to the Generator Area without Landlord's prior written consent, , which shall not be unreasonably withheld or delayed, except for matters of aesthetics, which shall be determined in Landlord's sole discretion.

         D. Tenant shall be responsible for the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation of the Generator and/or any Installations.

         E. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder, except in connection with an assignment or sublease permitted hereunder or otherwise approved by Landlord in accordance with the terms hereof.

         F. To the maximum extent permitted by law, the Generator and all Installations in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Generator or any Installations are damaged for any reason, except to the extent caused by the gross negligence or willful malfeasance of Landlord, its agents or contractors.

         G. Tenant shall take the Generator Area "as-is" in the condition in which the Generator Area is in as of the Term Commencement Date in respect of the Generator, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant's use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator.

         H. In addition to and without limiting Tenant's obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws, ordinances and regulations in Tenant's use of the Generator Area.

         I. In addition to and without limiting Tenant's obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and Installations shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator and/or the Installations shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

         J. Tenant shall, at Tenant's sole cost and expense, repair and maintain the Generator and Installations.

         K. In addition to and without limiting the insurance provisions of the Lease, Tenant shall procure, keep in force and pay for Commercial General Liability Insurance in respect of the Generator Area of not less than Ten Million ($10,000,000.00) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence and such insurance shall name Landlord as an additional insured party.

         L. In addition to and without limiting the indemnification provisions set forth in the Lease, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord harmless from any and all claims, losses, demands, actions, or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Generator Area.

         M. Notwithstanding anything to the contrary herein or in the Lease contained, in the event that at any time during the term of the Lease in respect of the Generator Area, Landlord determines, in its sole but bona fide business judgment, that the periodic testing of the Generator interferes with the operation of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of the Generator to occur after normal business hours. Other than for periodic testing as aforesaid, in no event shall Tenant be entitled to operate the Generator except in cases of a power outage to the Premises or any portion thereof.

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 1
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                                   LEASE DATA

Execution Date:   December 1, 1999

Tenant:             AKAMAI TECHNOLOGIES, INC.
                    a Delaware corporation

Mailing Address:    Akamai Technologies, Inc.

                    Prior to the Term Commencement Date in respect of Portion A:
                        201 Broadway
                        Cambridge, Massachusetts 02139

                    After the Term Commencement Date in respect of Portion A:
                        575 Technology Square
                        Cambridge, Massachusetts 02139-3539

Landlord:           TECHNOLOGY SQUARE LLC, a Delaware limited liability
                    company (the sole manager of which is Beacon Capital
                    Partners L.P., a Delaware limited partnership d/b/a
                    Beacon Capital Partners Limited Partnership; the sole general partner of which is Beacon Capital Partners, Inc., a Maryland corporation)

Mailing Address:    c/o Beacon Capital Partners, One Federal Street, Boston,
                    Massachusetts 02110, Attention:  General Counsel

Complex: The land, buildings and other improvements thereon, from time to time, located off Main Street in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts known as Technology Square. The Complex is initially substantially as shown on Exhibit 6, Sheet 1, and the legal description of the Complex is set forth on Exhibit 6, Sheets 2, 3, and 4; however, the Complex may change from time to time as set forth herein.

Building:           575 Technology Square, Cambridge, Massachusetts

Existing
Premises:         The entirety of the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th) and seventh (7th) floors of the Building, substantially as shown on Lease Plan, Exhibit 2, Sheets 1, 2, 3, 4, 5 and 6. The portion of the Premises on the third (3rd), fourth (4th), fifth (5th), and sixth
                    (6th)floors are hereinafter referred to as "Portion "A" of

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 2
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999



                       the Premises. The second (2nd) and seventh (7th) floors of the Premises are hereinafter referred to as "Portion B" of the Premises and each of Portion A and Portion B is hereinafter referred to as a "Portion" of the Premises.

First Amendment
Additional Premises:   First Floor Premises:

                       An area on the first (1st) floor of the Building, substantially as shown on Lease Plan, Exhibit 2, First Amendment

                       Tenth Floor Premises:

                       An area on the tenth (10th) floor of the Building, substantially as shown on Lease Plan, Exhibit 2, First Amendment

                       Basement Premises:

                       An area on the basement floor of the Building, substantially as shown on Lease Plan, Exhibit 2, First Amendment

                       The First Floor Premises, the Tenth Floor Premises and the Basement Premises are collectively referred to herein as the First Amendment Additional Premises.

Art. 3.1               Specified Commencement Date in respect of:
                          Portion A:                January 18, 2000
                          Portion B:                June 1, 2000
                          First Amendment
                          Additional Premises:      March 7, 2000

Art. 3.2                  Termination Date:         Seven (7) years after the
                                                    Term Commencement Date in
                                                    respect of Portion A

Art. 4                     Final Plans Date in respect of:
                                    Portion A:                October 18, 1999
                                    Portion B:                December 1, 1999
                                    First Floor Premises:     December 31, 1999
                                    Basement Premises:        January 14, 2000

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 3
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999

Art. 5              Use of Premises: General business office use

Art. 6              Yearly Rent in respect of:

                    Portion A:

                    Lease Year              Yearly Rent         Monthly Payment

                       1 - 2:(1)            $2,677,200.00(2)    $223,100.00(2)

                    Lease Years 3 - 4:      $2,784,288.00       $232,024.00

                    Lease Years 5 - 7:      $2,927,072.00       $243,922.67

                    Portion B:

                    Time Period                Yearly Rent       Monthly Payment

                    Term Commencement
                    Date in respect of
                    Portion B -
                    end of Lease Year 2:       $1,383,220.00     $115,268.33

                           Lease Years 3 - 4:  $1,409,992.00     $117,499.33

                           Lease Years 5 - 7:  $1,499,232.00     $124,936.00

                    First Amendment Additional Premises:

                    First Floor Premises:

                      Time Period              Yearly Rent       Monthly Payment



--------
(1) For the purposes of this Lease, "Lease Year 1" shall be defined as the twelve-(12)-month period commencing as of the Term Commencement Date in respect of Portion A and ending on the last day of the month in which the first (1st) anniversary of the Term Commencement Date in respect of Portion A occurs. Thereafter, "Lease Year" shall be defined as any twelve (12) month period during the term of the Lease commencing as of the first (1st) day of the month following the month in which any anniversary of the Term Commencement Date occurs.

(2) Subject to Article 6(a).

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 4
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999


                  Term Commencement Date
                  in respect of First Amendment
                  Additional Premises -
                  end of Lease Year 2:        $241,950.00    $20,162.50

                  Lease Years 3 - 4:          $251,628.00    $20,969.00

                  Lease Years 5 - 7:          $264,531.96    $22,044.33

                  Tenth Floor Premises:

                     Time Period                   Yearly Rent   Monthly Payment

                     Term Commencement Date
                     in respect of First Amendment
                     Additional Premises -
                     end of Lease Year 7:           $7,200.00          $600.00

                  Basement Premises:

                     Time Period                    Yearly Rent  Monthly Payment

                     Term Commencement Date
                     in respect of First Amendment
                     Additional Premises -
                     end of Lease Year 7:           $27,500.00   $2,291.67

Art. 7               Total Rentable Area of the Premises:

                            Portion A:    71,392 square feet (i.e., 17,848
                                          square feet for each of the, third
                                          (3rd), fourth (4th), fifth (5th)
                                          and sixth (6th) floors)

                            Portion B:    35,696 square feet (i.e., 17,848
                                          square feet for each of the

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 5
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999


                                              second (2nd) and
                                              seventh (7th) floors)

                    First Amendment
                    Additional Premises:

                       First Floor Premises:  6,452 square feet

                       Tenth Floor Premises:  480 square feet

                       Basement Premises:     1,375 square feet

                     Total First Amendment
                     Additional Premises:     8,307 square feet  (Note:  the
                                              Tenth Floor Premises are not
                                              provided with any Landlord
                                              services, so they are not included
                                              in the calculations for Tenant's
                                              Share of Operating Expense Excess
                                              or Tax Excess)

                     Total Rentable Area of the Building:    173,584 square feet

                     Initial Total Rentable Area of the Complex:  532,279 square feet

Art. 8               Electricity:  Electric current will be metered and paid for by Tenant in accordance with Article 8.1 of the Lease.

Art. 9               Operating and Tax Escalation:

                     Operating Expense Excess:

                     Tenant's Building Operating Cost Percentage in respect of:
                                Portion A:                 41.13%(2)
                                Portion B:                 20.56%
                                First Amendment
                                Additional Premises:         4.51%

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 6
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999

                           Note:    Tenant's Building Operating Cost
                                    Percentage is a ratio of the Total
                                    Rentable Area of the Portion of the
                                    Premises to the Total Rentable Area
                                    of the Building, and will change if the
                                    Total Rentable Area of the Building
                                    changes.




                      Tenant's Complex Operating Cost Percentage in respect of:
                           Portion A:                 13.41%(2)
                           Portion B:                   6.71%
                           First Amendment
                           Additional Premises:         1.47%
                           Note: Tenant's Complex Operating Cost Percentage is a ratio of the Total Rentable Area of the Portion of the Premises to the Total Rentable Area of the Complex, and will change if the Total Rentable Area of the Complex changes.

                      Building Operating Costs Base:  The actual amount of
                         Building Operating Costs for calendar year 2000, adjusted pursuant to Article 9.6 Complex Operating Costs Base: Complex Operating Costs for calendar year 2000, adjusted pursuant to Article 9.6

                      Tax Excess:

                      Tenant's Building Tax Percentage in respect of:
                          Portion A:                   41.13%(2)
                          Portion B:                    20.56%
                          First Amendment
                          Additional Premises:           4.51%


                      Note: Tenant's Building Tax Percentage is a ratio of the Total Rentable Area of the Portion of the Premises to the Total Rentable Area of the Building, and will change if the Total Rentable Area of the Building changes.

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 7
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999


                    Building Tax Base: The arithmetic average of the actual
                                       amount of Building Taxes for fiscal tax
                                       year 2000 (i.e., July 1, 1999 - June 30,
                                       2000) and fiscal tax year 2001 (i.e.,
                                       July 1, 2000-June 30, 2001)

                    Tenant's Complex Tax Percentage in respect of:
                         Portion A:                    13.41%(2)
                         Portion B:                      6.71%
                         First Amendment
                         Additional Premises:            1.47%
                         Note: Tenant's Complex Tax Percentage is a ratio of the Total Rentable Area of the Portion of the Premises to the Total Rentable Area of the Complex, and will change if the Total Rentable Area of the Complex changes.

                         Complex Tax Base: The arithmetic average of the actual
                                           amount of Land Taxes for fiscal tax
                                           year 2000 (i.e., July 1, 1999 - June
                                           30, 2000) and fiscal year 2001 (i.e.,
                                           July 1, 2000-June 30, 2001)

Art. 29.3                Co-Brokers:      Insignia/ESG and Spaulding & Slye

Art. 29.5                Arbitration:     Superior Court; Middlesex County

                         Exhibit Date:    Lease Plan, Exhibit 2, Sheets
                                          1, 2, 3, 4, 5 and 6 dated September
                                          22, 1999 and Lease Plan, Exhibit 2,
                                          First Amendment, dated December 1,
                                          1999, Sheets 1 and 2

                   REVISED EXHIBIT 1, FIRST AMENDMENT, SHEET 8
                                Building No. 575
                                TECHNOLOGY SQUARE
                            Cambridge, Massachusetts

                    Tenant: AKAMAI TECHNOLOGIES, INC.
                    Execution Date: December 2, 1999


LANDLORD:                                     TENANT:

TECHNOLOGY SQUARE LLC,                        AKAMAI TECHNOLOGIES, INC.
a Delaware limited liability company          a Delaware corporation

By: Beacon Capital Partners L.P.,
    a Delaware limited partnership
    d/b/a Beacon Capital Partners
    Limited Partnership, its manager

By: Beacon Capital Partners, Inc., a
    Maryland corporation, its general
    partner

    By: _______________________               By: _______________________
    Name: Thomas Ragno                        Name: _____________________
    Title: Senior Vice President              Title: ______________________

Date Signed: _______________________          Date Signed: ________________

                                Building No. 575
                                Technology Square
                            Cambridge, Massachusetts
                                ("the Building")

                                 FIRST AMENDMENT
                                December 1, 1999

                  LANDLORD:              Technology Square LLC

                  TENANT:                Akamai Technologies, Inc.

                  EXISTING PREMISES:     The entirety of the second (2nd), third
                                         (3rd), fourth (4th), fifth (5th), sixth
                                         (6th) and seventh (7th) floors of the
                                         Building, substantially as shown on
                                         Lease Plan, Exhibit 2, Sheets 1, 2, 3,
                                         4, 5 and 6. The portion of the Premises
                                         on the third (3rd), fourth (4th), fifth
                                         (5th), and sixth (6th)floors are
                                         hereinafter referred to as "Portion "A"
                                         of the Premises. The second (2nd) and
                                         seventh (7th) floors of the Premises
                                         are hereinafter referred to as "Portion
                                         B" of the Premises and each of Portion
                                         A and Portion B is hereinafter referred
                                         to as a "Portion" of the Premises,
                                         substantially as shown on Lease Plan
                                         Exhibit 2, Sheets 1, 2, 3, 4, 5 and 6,
                                         dated September 22, 1999

ORIGINAL
LEASE             LEASE
DATA              EXECUTION
                  DATE:                  September 22, 1999

                  TERMINATION
                  DATE: Seven (7) years after the Term Commencement Date in respect of Portion A

                  PREVIOUS
                  LEASE
                  AMENDMENTS:            None

FIRST AMENDMENT
ADDITIONAL
PREMISES:

         First Floor Premises:

                  An area on the first (1st) floor of the Building, consisting of 6,452 square feet of Total Rentable Area, substantially as shown on Lease Plan, Exhibit 2, First Amendment, Sheet 1 dated December 1, 1999, a copy of which is attached hereto and incorporated by reference herein

         Tenth Floor Premises:

                  An area on the tenth (10th) floor of the Building, consisting of 480 square feet of Total Rentable Area, substantially as shown on Lease Plan, Exhibit 2, First Amendment, Sheet 2 dated December 1, 1999, a copy of which is attached hereto and incorporated by reference herein

         Basement Premises:

                  An area on the basement floor of the Building, consisting of 1,375 square feet of Total Rentable Area, substantially as shown on Lease Plan, Exhibit 2, First Amendment, Sheet 3 dated December 1, 1999, a copy of which is attached hereto and incorporated by reference herein

         The First Floor Premises, the Tenth Floor Premises and the Basement Premises are collectively referred to herein as the First Amendment Additional Premises.

         WHEREAS, Tenant desires to lease additional premises located in the Building, to wit, the First Amendment Additional Premises;

         WHEREAS, Landlord is willing to lease the First Amendment Additional Premises to Tenant on the terms and conditions hereinafter set forth;

         NOW THEREFORE, the parties hereby agree that the above-referenced lease (the "Lease") is hereby amended as follows:

         1.       DEMISE OF THE FIRST AMENDMENT ADDITIONAL PREMISES

         Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the First Amendment Additional Premises for a term commencing as of the Term Commencement Date in respect of First Amendment Additional Premises, as hereinafter defined. Said demise of the First Amendment Additional Premises shall be upon the terms set forth on Revised Exhibit 1, First Amendment, Sheets 1, 2, 3 and 4, dated December 1, 1999, a copy of which is attached hereto and incorporated by reference herein, and upon all of the other terms and conditions of the Lease in respect of Portion A (including, without limitation, Tenant's option to extend the term of the Lease, pursuant to Paragraph 2 of the Rider to the Lease), except as follows:

         A. The Specified Commencement Date in respect of the First Amendment Additional Premises shall be March 7, 2000.

         B. The Term Commencement Date in respect of the First Amendment Additional Premises shall be defined as the earlier of: (i) the date as of which the First Amendment Work, as defined in Paragraph 2 hereof, is substantially complete, other than the installation of the stairway between the first and second floors, and those items of the First Amendment Work which cannot practicably be completed prior to the installation of said stairway (such as, for example, the installation of carpeting in the immediate vicinity of such stairway) or which are delayed as a result of the installation of the stairway, or (ii) the date that Tenant first takes possession of the First Amendment Premises, or any portion thereof, for use as set forth on Revised Exhibit 1. Landlord agrees to use good faith efforts to complete those portions of the First Amendment Work which are not complete as of the Term Commencement Date in respect of the First Amendment Additional Premises promptly after such date.

         C. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

         2.       LANDLORD'S WORK IN RESPECT OF FIRST AMENDMENT ADDITIONAL
                  PREMISES

         Landlord shall perform the work shown on Tenant's final approved plans with respect to the First Amendment Additional Premises ("First Amendment Work"). The First Amendment Work shall be performed in accordance with the provisions of the Lease applicable to the performance of Landlord's Work with respect to Portion A (the parties hereby agreeing that the First Amendment Additional Premises shall be deemed to be a separate Portion of the Premises, for the purposes of Article 4 of the Lease), except that:

         A. Articles 4.1(b) and 4.1(c) of the Lease shall have no applicability to the First Amendment Additional Premises or the performance of the First Amendment Work, except that if Tenant exercises its right, pursuant to Article 4.1(c) to terminate the Lease based upon the failure of the Term Commencement Date to occur on or before the Outside Target Date, as defined in Article 4.1(c), then the term of the Lease in respect of the First Amendment Additional Premises shall terminate as of the effective termination date of the Lease pursuant to said Article 4.1(c) ("Effective Termination Date"); and

         B. The Final Plans Date with respect to the First Floor Premises shall be December 31, 1999, and the Final Plans Date with respect to the Basement Premises shall be January 14, 2000. Tenant has submitted progress prints of the plans for the First Floor Premises to Landlord. Landlord agrees to review the plans submitted by Tenant and to comment thereon within three (3) business days of Landlord's receipt thereof;

         C. Landlord's Contribution in respect of the First Floor Premises shall be up to Thirty Dollars ($30.00) per square foot of Total Rentable Area of the First Floor Premises. There shall be no Landlord's Contribution in respect of the Tenth Floor Premises or the Basement Premises; and

         D. Landlord and Tenant acknowledge that the Tenth Floor Premises shall be used for the purpose set forth in Revised Exhibit 1, First Amendment, and that no Landlord services other than lights, heat and elevator service (Tenant acknowledging that only one elevator serves the Tenth Floor Premises) shall be provided thereto, and that no Operating Expense Excess or Tax Excess shall be payable with respect to the Tenth Floor Premises.

         3.       REVISED EXHIBIT 1, FIRST AMENDMENT

         Exhibit 1, Sheets 1, 2, 3, 4 and 5 dated September 22, 1999 is hereby deleted in its entirety and Revised Exhibit 1, First Amendment, Sheets 1, 2, 3, 4 and 5 dated December 1, 1999 shall be substituted in its place.

         4.       REMEASUREMENT OF BUILDING AND COMPLEX

         The parties hereby agree that the Total Rentable Area of the Building and the Initial Total Rentable Area of the Complex shall be revised as follows:

         A. The Total Rentable Area of the Building is 173,584 square feet.

         B. The Initial Total Rentable Area of the Complex is 532,279 square feet.

         5.       SHOWERS AND LOCKERS

         Landlord acknowledges that Tenant shall have the right, in common with others entitled thereto and subject to such rules and regulations as Landlord may from time to time promulgate with respect thereto, to use the showers and locker room located in the Basement of the Building, as the same may be changed by Landlord from time to time in accordance with the terms of the Lease, without charge, except that the costs of maintaining and operating such facilities may be included in Operating Expenses.

         6. Reference is made to the fact that Landlord is constructing a lavatory on the First Floor of the Building. Landlord hereby agrees that (i) the lavatory shall be for the exclusive use of Tenant, (ii) the only door to the lavatory shall open into the First Floor Premises, (iii) Landlord shall not add any other door to the lavatory, (iv) no tenant or occupant of the Building other than Tenant shall have any right to access or use the lavatory, and (v) there shall be no adjustment of Tenant's rent or Tenant's share of operating expenses or taxes for the building or the Complex as a result of Tenant's exclusive right to use the lavatory as aforesaid. Without limiting the foregoing, if Landlord determines that it is necessary to provide other tenants or occupants with a lavatory on the First Floor of the Building (whether to comply with any applicable law or for any other reason) then Landlord shall construct a separate lavatory for such tenants and occupants. Tenant agrees that all of its obligations concerning repairs, maintenance, cleaning, insurance and indemnity which apply to the First Floor Premises shall also apply to such lavatory.

         7. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

    EXECUTED under seal as of the date first above-written.

LANDLORD:                                            TENANT:
TECHNOLOGY SQUARE LLC,                               AKAMAI TECHNOLOGIES, INC.
a Delaware limited liability company

By: Beacon Capital Partners L.P.,
    a Delaware limited partnership
    d/b/a Beacon Capital Partners
    Limited Partnership, its manager

    By: Beacon Capital Partners, Inc., a
        Maryland corporation, its general
        partner

        By: /s/ Thomas Ragno                      By: /s/ Paul Sagan
        ----------------------------              ---------------------------
        Name: Thomas Ragno                        Name: Paul Sagan
        Title: Senior Vice President              Title: President
                                                  Hereunto Duly Authorized

Date Signed: January 25, 2000                     Date Signed: January 18, 2000
             ----------------                                  ----------------



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